UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

PATIENT SAFETY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATIENT SAFETY TECHNOLOGIES, INC.
100 Wilshire Boulevard, Suite 1750
Santa Monica, California 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 17, 2005

The 2005 Annual Meeting of the Stockholders (the “Annual Meeting”) of Patient Safety Technologies, Inc., a Delaware corporation (f/k/a Franklin Capital Corporation) (the “Company”), will be held on November 17, 2005, at 10:00 a.m., at the Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401 for the following purposes, each of which is described more fully in the accompanying proxy statement:

1. Proposal No. 1: To elect two Class II Directors, Alice M. Campbell and Herbert Langsam, to hold office for a three-year term expiring in 2008, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s bylaws, as amended;

2. Proposal No. 2: To ratify the appointment by the Board of Directors of the Company (the “Board”) of Rothstein, Kass & Company, P.C. (“Rothstein Kass”) to serve as independent auditors for the fiscal year ending December 31, 2005;

3. Proposal No. 3: To authorize and approve the Company’s Amended and Restated Stock Option and Restricted Stock Plan (the “Amended Plan”);

4. Proposal No. 4: To ratify certain consulting agreements pursuant to which the Company agreed to issue shares of the Company’s common stock and warrants; and

5. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board has fixed the close of business on October 3, 2005 as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each stockholder of record as of the Record Date will be entitled to one vote for each share of Common Stock and one vote for each share of Preferred Stock held on the Record Date.

October 14, 2005	By Order of the Board of Directors

/s/ Milton “Todd” Ault III
Milton “Todd” Ault III
Chairman and Chief Executive Officer

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, please vote your shares using any of the following methods: Common stockholders may vote by telephone or the Internet, as described in the instructions in the proxy card; Common and Preferred stockholders may complete, sign and date the proxy card or voting instruction card and return in the prepaid envelope; or Common and Preferred stockholders may vote in person at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PATIENT SAFETY TECHNOLOGIES, INC.
100 Wilshire Boulevard, Suite 1750
Santa Monica, California 90401

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

November 17, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why am I receiving these materials?

You have been sent this proxy statement and the enclosed proxy card because Patient Safety Technologies, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting on the proposals described in this proxy statement (the “Proposals”). You are invited to attend the Annual Meeting to vote in person on the Proposals. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as further described in the proxy statement and on the enclosed proxy card. The Notice of Annual Meeting of Stockholders, this proxy statement and the accompanying proxy cards are first being mailed to stockholders on or about October 14, 2005.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 3, 2005 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 5,613,894 shares of Common Stock and 10,950 shares of Preferred Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, the Company encourages you to fill out and return the enclosed proxy card to ensure your representation at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer or other similar organization on how to vote the shares in your account. You are also invited to attend the Annual Meeting, as discussed further below. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. Your brokerage firm, bank, dealer or other agent should have provided you a voting instruction card for you to use in directing the stockholder of record how to vote your shares or obtain a proxy allowing you to vote your shares personally.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

•
Proposal No. 1: The election of two Class II Directors, Alice M. Campbell and Herbert Langsam, to hold office for a three-year term expiring in 2008, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s bylaws, as amended;

•
Proposal No. 2: The ratification of the appointment by the Board of Directors of the Company (the “Board”) of Rothstein, Kass & Company, P.C. (“Rothstein Kass”) to serve as independent auditors for the fiscal year ending December 31, 2005;

•	Proposal No. 3: The authorization and approval of the Company’s Amended and Restated Stock Option and Restricted Stock Plan (the “Amended Plan”);

•	Proposal No. 4: The ratification of certain consulting agreements pursuant to which the Company agreed to issue shares of the Company’s common stock and warrants; and

•	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Each of these Proposals, as well as the recommendation of the Board with respect to each of these Proposals, are described in greater detail elsewhere in this proxy statement.

How do I vote?

Your vote is important. Please sign and return the enclosed proxy card in the enclosed envelope to ensure that your shares are represented at the meeting. Common stockholders may also vote by telephone or over the Internet. Please refer to the proxy card and other voting instructions included with these proxy materials for more information on the voting methods available to you. If you vote your proxy over the Internet or by telephone, you do NOT need to mail back your proxy card. The procedures for voting are fairly straightforward, as described below.

With respect to the election of directors, you may either vote “FOR” the nominee proposed by the Board or you may abstain from voting for the nominee specified. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

Can I vote by telephone or electronically?

If you are a registered Common stockholder (that is, if you hold your common stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. Registered holders of Preferred Stock must sign and return the enclosed proxy card in the enclosed envelope. If your shares of common stock are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting instructions on the enclosed proxy card.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. To vote in person, you need only attend the Annual Meeting, where you will be given a ballot to vote on each of the Proposals. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage prepaid envelope provided. If you are a holder of record of Common Stock, you should complete, sign and date the proxy card marked with “Common Stock” in the upper right hand corner. If you are a holder of record of Preferred Stock, you should complete, sign and date the proxy card marked with “Preferred Stock” in the upper right hand corner. If you are a holder of record of both Common Stock and Preferred Stock, you should complete, sign and date both proxy cards. So long as we receive your signed proxy card by the Annual Meeting, your shares will be voted as you have directed on the card.

Whether or not you plan to attend the Annual Meeting, the Company encourages you to vote by proxy to ensure your representation at the Annual Meeting. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer, or other similar organization, you should have received a voting instruction card with these proxy materials from that organization. Simply complete and mail the voting instruction card to ensure your representation at the Annual Meeting. Alternatively, you may vote in person at the Annual Meeting. However, to vote in person at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization. Follow the instructions from your brokerage firm, bank, dealer, or other similar organization included with these proxy materials, or contact your brokerage firm, bank, dealer, or other similar organization to request a proxy form.

If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of certain self-regulatory organizations, such as the New York Stock Exchange and the American Stock Exchange, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes (which are considered shares for which the brokerage firm, bank, dealer, or other similar organization or nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals).

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of Common Stock and one vote for each share of Preferred Stock you own as of the Record Date. The Common Stock and Preferred Stock will vote together as a single class with regard to each of the Proposals to be considered at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, all of your shares will be voted “FOR” the election of the nominee for director and “FOR” each of the other Proposals described in this proxy statement. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card as your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. The Company may also reimburse brokerage firms, banks, dealers, or other similar organizations or agents for the cost of forwarding proxy materials to beneficial owners. In addition to these mailed proxy materials, the Company’s directors and officers may also solicit proxies in person, by telephone or by other means of communication; however, directors and officers will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card marked “Common Stock” or “Preferred Stock” in the upper right hand corner, it means that your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted at the Annual Meeting.

Can I change my vote after submitting my proxy card?

You can change your vote by revoking your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card at a later date;

•	You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401; or

•	You may attend the Annual Meeting and vote in person in accordance with the procedures specified above. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Following the final vote at the Annual Meeting, you may not revoke your proxy or otherwise change your vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

How many votes are needed to approve each proposal?

•
Proposal No. 1: Proposal No. 1 (the election of Alice M. Campbell and Herbert Langsam as Class II Directors to hold office for a three-year term expiring in 2008, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s bylaws, as amended) will be approved if a plurality of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

•
Proposal No. 2: Proposal No. 2 (the ratification of the appointment by the Board of Directors of the Company of Rothstein Kass to serve as independent auditors for the fiscal year ending December 31, 2005) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

•
Proposal No. 3: Proposal No. 3 (the authorization and approval of the Amended Plan) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

•
Proposal No. 4: Proposal No. 4 (the ratification of certain consulting agreements pursuant to which the Company agreed to issue shares of the Company’s common stock and warrants) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

The approval of each proposal described in this proxy statement is independent from the approval of each of the other proposals described in this proxy statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. For purposes of Proposal Nos. 1, 2, 3 and 4, a quorum will be present if at least a majority of the outstanding shares of Common Stock and Preferred Stock are represented by stockholders present at the Annual Meeting or by proxy. As of the Record Date, there were 5,613,894 shares of Common Stock and 10,950 shares of Preferred Stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy card or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn or postpone the Annual Meeting to another date upon which a quorum may be obtained.

Any adjournment may be made with respect to one or more proposals for the Company, but not necessarily for all proposals of the Company. In the event that a quorum is present at the Annual Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s Form 10-K for the year ending December 31, 2005.

REASONS FOR THE ANNUAL MEETING

The Annual Meeting is being held in order to vote on several important proposals. Each proposal that will be presented at the Annual Meeting is described in greater detail below.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS

Background

Pursuant to the Company’s Amended and Restated Certificate of Incorporation and its Bylaws, the number of directors constituting the Board shall be fixed from time to time by resolution passed by a majority of the Board. The number of directors on the Board is currently fixed at five. Directors are elected by class for a staggered term of three years for each class, with the term of office of one class of directors expiring each year. Directors serve until their successors are elected and qualified. No current disagreement exists between the Company and any of the current members of the Board regarding the operations, policies or practices of the Company.

Class II Director, Alice M. Campbell, has been nominated for re-election to the Board for a three-year term expiring in 2008. Ms. Campbell was recently appointed to fill an open directorship vacated by the former directors of the Board on October 22, 2004. No person being nominated as a Class II Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Class II Director, Herbert Langsam, has been nominated for re-election to the Board for a three-year term expiring in 2008. Mr. Langsam was recently appointed to fill an open directorship vacated by the former directors of the Board on October 22, 2004. No person being nominated as a Class II Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Information Regarding the Company’s Directors and Nominees

The names and certain information concerning the current directors and the persons nominated by the Board to be elected as Class II Directors of the Company at the Annual Meeting are set forth below. All shares represented by the proxies will be voted “FOR” the election to the Board of the nominees named below unless authority to vote for the nominees has been withheld in the proxy. Although the nominees have consented to serve as directors if elected, and the Board has no reason to believe that the nominees will be unable to serve as directors, if the nominees withdraw or otherwise become unavailable to serve, shares represented by the proxies will be voted “FOR” any substitute nominees designated by the Board.

The following table sets forth certain information regarding the Company’s current directors whose terms of office will continue after the Annual Meeting and the nominees for election to the Board at the Annual Meeting.

Current Directors

Name and Year First Elected Director	Age	Background Information

Milton “Todd” Ault III — Class III Director (2004)	35
Milton “Todd” Ault III is the Chairman and Chief Executive Officer of the Company and has served as a director of the Company since June 23, 2004. Mr. Ault was appointed chief executive officer of Digicorp (OTCBB: DGCO) on April 26, 2005 and chairman of Digicorp’s board of directors on July 16, 2005. Mr. Ault resigned from all positions with Digicorp effective September 30, 2005. Mr. Ault was appointed as a director and interim chief executive officer of IPEX, Inc. (OTCBB: IPEX) on May 26, 2005. Mr. Ault resigned from the position of interim chief executive officer of IPEX, Inc. on July 13, 2005. In addition, Mr. Ault is the co-founder, chief investment officer and managing member of Ault Glazer & Company Investment Management LLC (“Ault Glazer”). Prior to co-founding Ault Glazer in 1998, Mr. Ault served as a portfolio manager and regional institutional financial advisor for Prudential Securities. Mr. Ault has also previously served as an institutional account executive for Dean Witter Reynolds. Until December 31, 2004, Mr. Ault was a registered representative of Strome Securities, L.P. (“Strome”).

Louis Glazer, M.D., Ph.G. — Class III Director (2004)	74
Louis Glazer, M.D., Ph.G. is the Chief Health and Science Officer of Patient Safety Consulting Group, LLC (f/k/a Franklin Medical Products, LLC) (a wholly-owned subsidiary of the Company) and has served as a Class III Director of the Company since October 22, 2004. Dr. Glazer also currently serves as a member of Ault Glazer’s advisory board and as an independent biotechnology and medical consultant. Until 2002, Dr. Glazer served as the chief anesthesiologist and medical director for the Vitreo-Retinal Clinic in Memphis, Tennessee. Prior to that, Dr. Glazer taught obstetrics anesthesia at the University of Tennessee, while practicing anesthesiology at Baptist East Hospital, Methodist Hospital, St. Francis Hospital and Baptist Memorial Hospital in Memphis, Tennessee. Dr. Glazer was also responsible for establishing anesthesia programs at Baptist Memorial Hospital and Methodist Hospital South in Memphis, Tennessee. Dr. Glazer received his B.S. in pharmacy from the University of Oklahoma and his M.D. from the University of Bologna School of Medicine in Italy.

Brigadier General (Ret.) Lytle Brown III —Class I Director (2005)	73
Brigadier General (Ret.) Lytle Brown III has served as a Class I Director of the Company since October 22, 2004. Mr. Brown also currently serves as a senior tax professional with H&R Block Inc., in Nashville, Tennessee. Mr. Brown also owns and manages Marmatic Enterprises, a private company in Nashville, Tennessee that manages and invests in residential real estate principally in Tennessee and Florida. Mr. Brown is a former partner and executive vice president of Hart Freeland Roberts, Inc., one of the largest architectural engineering firms in Tennessee. Mr. Brown previously served as the head of the United States Army Corps of Engineers from 1984 to 1988, during which time he acted as commander of all engineering in Tennessee, as well as engineering units in Louisiana and Mississippi. Mr. Brown received his B.S. in engineering from Vanderbilt University and his J.D. from the Nashville School of Law.

Nominees for Director

Name and Year First Elected Director	Age	Background Information

Alice Campbell — Class II Director (2004)	55
Alice M. Campbell has served as a Class II Director of the Company since October 22, 2004 and is a current nominee for reelection as a Class II Director. Ms. Campbell was appointed as a director of IPEX, Inc. (OTCBB: IPEX) on June 23, 2005 and of Digicorp (OTCBB: DGCO) on July 16, 2005. Ms. Campbell also currently serves as an investigator and consultant, specializing in research and litigation services, financial investigations and computer forensics, for major companies and law firms throughout the United States. Ms. Campbell is a certified fraud specialist, as well as a certified instructor for the Regional Training Center of the United States Internal Revenue Service (the “IRS”) and for the National Business Institute. Previously, Ms. Campbell served as a special agent for the United States Treasury Department where she conducted criminal investigations and worked closely with the United States Attorney’s Office and with several federal agencies, including the IRS, Federal Bureau of Investigation, Secret Service, Customs Service, State Department, Drug Enforcement Agency, Bureau of Alcohol, Tobacco and Firearms and U.S. Postal Service. Ms. Campbell received her B.A. from the University of North Carolina, Chapel Hill and has attended various specialized schools dealing with financial matters.

Herbert Langsam — Class II Director (2004)	74
Herbert Langsam has served as a Class II Director of the Company since October 22, 2004 and is a current nominee for reelection as a Class II Director. Mr. Langsam also currently serves as president of Medicare Recoveries, Inc., a private company located in Oklahoma City, Oklahoma focused on providing Medicare claims and recovery services. Mr. Langsam serves as a member of the board of trustees for the Geriatric Research Drug Therapy Institute and as an adjunct professor at the University of Oklahoma Pharmacy School. Previously, Mr. Langsam was the founder, president and chief executive officer of Langsam Health Services, a conglomerate of health care companies that serviced 17,000 long-term care residents, that was acquired by Omnicare, Inc. in 1991. Mr. Langsam also served as the vice president of pharmacy services for Omnicare, Inc. following its acquisition of Langsam Health Services. Mr. Langsam received his B.S. in pharmacy from the University of Oklahoma.

Certain family relationships exist among the directors and/or executive officers of the Company. Specifically, Lynne Silverstein, the President and Secretary of the Company, is the stepdaughter of Louis Glazer. Louis Glazer is the Chief Health and Science Officer of Patient Safety Consulting Group, LLC (f/k/a Franklin Medical Products, LLC) (a wholly-owned subsidiary of the Company) and a Class III Director of the Company.

Vote Required; Board Recommendation

Proposal No. 1 (the election of Alice M. Campbell and Herbert Langsam as Class II Directors to hold office for a three-year term expiring in 2008, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s bylaws, as amended) will be approved if a plurality of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote. The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Background

As previously reported in the current report on Form 8-K filed by the Company with the SEC on July 9, 2004, Ernst & Young LLP (“E&Y”) informed the Company on July 6, 2004 that, due to economic reasons, E&Y would not stand for re-election as the Company’s independent accountants for the year ending December 31, 2004 and that the client-auditor relationship between the Company and E&Y would cease upon the filing of the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004. E&Y’s report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

As a result of E&Y’s resignation, on October 28, 2004, the Company, upon the approval and recommendation of the Audit Committee (which consisted solely of directors who are not “interested persons” of the Company), engaged Rothstein Kass to serve as the Company’s independent accountants for the fiscal year ended December 31, 2004. Prior to this engagement, Rothstein Kass had not performed any services on behalf of the Company or been consulted in respect of the Company during the Company’s two most recent fiscal years or any subsequent interim period. Rothstein Kass has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. The engagement of Rothstein Kass to serve as the Company’s independent accountants for the fiscal year ended December 31, 2004 was ratified by the Company’s stockholders on March 30, 2005.

On May 27, 2005, upon the approval and recommendation of the Audit Committee, consisting solely of directors who are not interested persons, the Company engaged Rothstein Kass to serve as the Company’s independent accountants for the fiscal year ending December 31, 2005.

The Company expects that a representative of Rothstein Kass will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Rothstein Kass as the independent public accountants of the Company.

Fees Paid to Independent Public Accountants for 2004 (1) and 2003 (2)

The following are aggregate fees billed to the Company by its independent auditors for work performed in 2004 and 2003:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2004 (1)	December 31, 2003 (2)
Audit Fees	$85,000	$89,500
Audit-Related Fees	$55,600	$—
Tax Fees	$—	$—
All Other Fees	—	$7,500
Total Fees	$140,600	$97,000

(1)
Information regarding the fees paid by the Company for the year ended 2004 are based on services provided by E&Y from 1/1/04 to 8/13/04 and services provided by Rothstein Kass from 10/28/04 to 12/31/04. The amounts paid or attributable to E&Y for Audit Fees and Audit-Related Fees during 2004 were approximately $55,000 and $55,600, respectively. The amounts paid or attributable to Rothstein Kass for Audit Fees and Audit-Related Fees during 2004 were approximately $30,000 and $0, respectively.

(2)	Information regarding the fees paid by the Company for the Fiscal Year Ended 2003 are for services provided only by E&Y.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by independent accountants in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Report

As of September 23, 2004, the members of the Company’s Audit Committee consisted of Irving Levine (Chairman) and Laurence Foster. Effective October 22, 2004, Messrs. Levine and Foster were replaced on the Audit Committee by Alice Campbell, Herbert Langsam, and Lytle Brown III.

The following is the Audit Committee Report (the “Report”) approved for inclusion in the Company’s definitive proxy statement filed with the SEC on June 14, 2005:

The Report

The Audit Committee reviewed and discussed with management Patient Safety Technologies’ audited financial statements as of and for the year ended December 31, 2004. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee’s responsibilities are set forth in the Amended & Restated Charter of the Audit Committee adopted by the Board, which was filed as an Appendix to Patient Safety Technologies’ proxy statement for its 2004 Annual Meeting of Stockholders, held March 30, 2005. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards of AMEX.

The Audit Committee received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the accountants the accountants’ independence. The Audit Committee considered whether the provisions of non-financial audit services were compatible with the independence of Rothstein, Kass & Company, P.C. (“Rothstein Kass”) in performing financial audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in Patient Safety Technologies’ annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Submitted by the Audit Committee:
Alice Campbell
Herbert Langsam
Lytle Brown

Vote Required; Board Recommendation

Proposal No. 2 (the ratification of the appointment by the Board of Rothstein Kass to serve as independent auditors for the fiscal year ending December 31, 2005) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote. The Board unanimously recommends that you vote all of your shares “FOR” the ratification of Rothstein Kass as independent public accountants as described in this Proposal No. 2.

PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO
THE COMPANY’S STOCK OPTION AND RESTRICTED STOCK PLAN

Background

On March 30, 2005, the Company’s stockholders approved the Company’s Stock Option and Restricted Stock Plan (the “Plan”), which provides for the issuance of a maximum of twenty-five percent (25%) of the shares of Common Stock that were outstanding as of the date on which the Plan was adopted (1,319,082 shares) to be offered to the Company’s consultants, officers and employees (including any officer or employee who is also a director of the Company). On March 30, 2005, the Compensation Committee of the Board of Directors granted an aggregate of 328,500 stock options and 199,500 shares of Common Stock to the Company’s officers and directors under the Plan in respect of the fiscal year ending December 31, 2005. As of October 8, 2005, 468,843 shares of Common Stock and 719,000 options to purchase shares of Common Stock were granted under the Plan, with 131,239 options available for future issuance under the Plan. In the event the Company awards the maximum amount of restricted shares under the Plan the amount of options available for future issuance would be reduced by 58,790. Because of the reduced availability of Common Stock and options for issuance under the Plan and the additional shares needed as incentive to the Company’s consultants, the Board believes that it needs the flexibility to issue additional shares of Common Stock and options. In addition, the Compensation Committee deems it necessary to amend the Plan to allow the Company to issue warrants to consultants under the Plan.

The Company is requesting stockholder approval of the Amended and Restated Plan, which is included as Appendix A to this proxy statement (the “Amended Plan”). The Amended Plan will increase the number of shares that may be issued by 1,180,918 shares of Common Stock. The Plan, as adopted by the Company’s stockholders on March 30, 2005, provides for the issuance of an aggregate of 1,319,082 shares of Common Stock. The amendments to the Plan will make available 2,500,000 shares of Common Stock for issuance under the Amended Plan. However, as described above, 468,843 shares of Common Stock and 719,000 options have already been issued under the Plan. Thus, 1,312,157 shares of Common Stock would be available to the Company for issuance under the Amended Plan.

The Amended Plan also will increase the number of shares that may be awarded as restricted shares. The Plan, as adopted by the Company’s stockholders on March 30, 2005, provides that the total number of shares that may be awarded as restricted shares shall not exceed ten percent (10%) of the total number of shares authorized and outstanding on the date the Plan is adopted (527,632 of the 1,319,082 shares available for issuance under the Plan). The amendments to the Plan will eliminate this restriction, thereby providing an increased number of restricted shares available under the Amended Plan for issuance as compensation to consultants. Accounting for shares of Common Stock and options which have been issued under the Plan, 1,312,157 shares of Common Stock would be available for the Company to issue by the exercise or surrender of stock options or warrants or restricted stock granted under the Amended Plan. The last amendment reflected in the Amended Plan will allow the Company to issue warrants to consultants.

The purpose of the Amended Plan is to advance the interests of the Company by providing to key employees of the Company and its subsidiaries who have substantial responsibility for the direction and management of the Company, as well as certain directors and consultants of the Company, additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these individuals without this compensation. Options granted under the Amended Plan may qualify as incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Upon the approval of Proposal No. 3, the Board will be authorized to issue stock options, warrants and restricted stock to participants in accordance with the terms of the Amended Plan. Except for restricted stock and options which have already been granted under the Plan, as described above, the Company has not yet determined the amount of any options grants, warrant grants or restricted stock awards to be offered to any officers, employees, non-officer directors or consultants under the Amended Plan.

The Compensation Committee will determine the amount and features of the stock options, warrants or restricted stock to be awarded to participants. The Compensation Committee evaluates a number of criteria, including the service of each such participant to the Company, the present and potential contributions of such participant to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Amended Plan, including the recipient’s current stock holdings, position with the Company, and other factors. The Compensation Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Compensation Committee awards stock options, warrants and restricted stock on a subjective basis and such awards depend in each case on the performance of the officer, employee or consultant under consideration, and in the case of new hires, their potential performance.

Purpose of the Proposal; Need for Stockholder Approval

The purpose of Proposal No. 3 is to advance the interests of the Company and its subsidiaries by providing to key employees of the Company and its subsidiaries who have substantial responsibility for the direction and management of the Company, as well as certain directors and consultants of the Company and its subsidiaries, additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.

The Board believes that the Company’s future success depends on its ability to maintain a competitive position in attracting, retaining, and motivating key executive officers, employees, non-officer directors and consultants through the use of incentive compensation. Under AMEX rules, stockholder approval is required when a stock option plan or other equity compensation arrangement is established or materially amended. Accordingly, stockholders are being asked to separately approve the adoption of the Amended Plan at the Annual Meeting.

The Board has already approved the Amended Plan and, assuming the approval of Proposal No. 3 at the Annual Meeting, the Amended Plan would be adopted and become effective as soon as practicable after the Annual Meeting. If Proposal No. 3 is approved, the Amended Plan will be implemented and maintained in accordance with applicable law.

Description of the Amended Plan

The following is a brief description of the material features of the Amended Plan. Such description is qualified in its entirety by reference to the full text of the Amended Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Amended Plan is to advance the interests of the Company by providing key employees of the Company who have substantial responsibility for the direction and management of the Company, as well as certain directors, employees and consultants with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.

Authorization. The Amended Plan provides for the issuance of options to purchase a maximum of 2,500,000 shares of Common Stock, all of which are authorized for issuance as ISOs, reduced by the number of shares with respect to which warrants and restricted stock are awarded.

Administration. The Amended Plan will be administered by the Company’s Compensation Committee, which is comprised of at least two members of the Company’s Board, each of whom shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) be an “outside director” as the term is defined under Section 162(m) of the Code; and (c) be an independent director under the rules established by AMEX.

The Compensation Committee will interpret the Amended Plan and, to the extent and in the manner contemplated in the Amended Plan, will exercise the discretion reserved to it in the Amended Plan. The decision of the Compensation Committee on any interpretation of the Amended Plan or administration thereof shall be final and binding with respect to the Company, any participant or any person claiming to have rights as, or on behalf of, any participant.

Participants. The Compensation Committee will determine and designate those officers, employees, non-officer directors and consultants of the Company who are eligible to participate in the Amended Plan. The Compensation Committee will also determine the number of options and shares of restricted stock to be awarded to each participant. In making these determinations, the Compensation Committee will take into account the potential contributions of the participant to the success of the Company, and such other factors as the Compensation Committee deems relevant to accomplish the purposes of the Amended Plan.

Award Agreements. All options, warrants and restricted stock granted under the Amended Plan will be evidenced by an agreement. Agreements evidencing awards made to different participants or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a non-qualified stock option.

Terms of options and warrants. Stock options and warrants are granted under the Amended Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. The Compensation Committee will determine the amount and features of the stock options and warrants, if any, to be awarded to participants. The Compensation Committee will evaluate a number of criteria, including the present and potential contributions of such participant to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Amended Plan, including the participant’s current stock holdings, position with the Company and other factors. The Compensation Committee will not apply a formula assigning specific weights to any of these factors when making its determination. The Compensation Committee will award stock options and warrants on a subjective basis and such awards will depend in each case on the performance of the participant under consideration. Options granted under the Amended Plan may be incentive stock options or non-qualified stock options.

Exercise of options and warrants. Options and warrants will be exercisable at a price equal to the fair market value of the shares at the time the option or warrant is granted, provided, however, that the exercise price of any option that is intended to be treated as an ISO and that is granted to a holder of 10% or more of the Company’s shares shall not be less than 110% of such current fair market value. The day on which the Company approves the granting of an option or warrant or the date specified in the Amended Plan will be considered the date on which the option or warrant is granted. For purposes of the Amended Plan, the fair market value of the shares as of any date shall be the average of the high and low trading prices of the shares on that date. Options may contain such other terms and conditions as the Compensation Committee deems advisable, including, but not limited to, being exercisable only in installments. Options and warrants granted to different participants or at different times need not contain similar provisions. Each option and warrant will state the period or periods of time within which the option or warrant may be exercised by the participant, which may not exceed ten years from the date the option or warrant is granted and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares, not more than five years. Unless specifically provided otherwise in an agreement evidencing the award of options, any option awarded to a participant shall become exercisable over four years, with 25% of the option becoming exercisable on each of the first four anniversaries of the date of the award.

Awards of Restricted Stock. Each award of restricted stock will contain a vesting schedule, which will set forth the times at which the participant will acquire a nonforfeitable right to the shares awarded to him or her. In general, it is intended that awards of restricted stock will vest ratably over the four years following the date of the award, but an individual award agreement may provide otherwise. Shares that are not vested upon a participant’s termination of employment with, or cessation of providing services to, the Company shall be forfeited.

Effect of change in shares subject to the Amended Plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for options, warrants and awards of restricted stock and the shares subject to an option or warrant and the option and warrant prices shall be appropriately adjusted by the Compensation Committee.

Amendment and termination. The Board may amend or alter, suspend or discontinue the Amended Plan at any time. While the Board may seek stockholder approval of an action modifying a provision of the Amended Plan when deemed advisable, the Board may make certain modifications without stockholder approval (except with respect to the number of shares authorized for issuance under the Amended Plan). The Amended Plan will terminate ten years from the date of its adoption by the Board.

Resale of shares acquired pursuant to awards. Participants purchasing shares pursuant to options, warrants and/or vesting in awards of restricted stock may resell the shares through brokers or dealers at prevailing market prices, to the extent a market exists for our Common Stock. Any sales by participants who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

Any resale of shares acquired pursuant to awards under the Amended Plan that are made pursuant to registration under the Securities Act or an exemption therefrom may be made at the Company’s expense.

Federal tax consequences of the Amended Plan. The following is a summary of certain federal income tax consequences of transactions under the Amended Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.

Non-qualified stock options and warrants. The grant of a non-qualified stock option or a warrant under the Amended Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option or a warrant is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.

Incentive stock options. Generally, neither the grant nor the exercise of an incentive stock option will result in the recognition of taxable income by the participant. Rather, when the participant disposes of stock acquired upon exercise of an incentive stock option, the participant will recognize income in the amount of the excess of the amount realized upon disposition (if any) over the exercise price. This special tax treatment is available only if the participant does not dispose of the stock acquired upon the exercise of the incentive stock option before the later of the first anniversary of the date of exercise or the second anniversary of the date of the grant of the option. A disposition before that time is referred to as a “disqualifying disposition.” If a participant effects a disqualifying disposition, he or she will generally have income taxable at ordinary rates equal to the excess of the fair market value of the stock on the date of exercise over the exercise price and income taxable at capital gains rates on any amount realized on disposition in excess of the fair market value of the stock on the date of exercise. The Company is generally not entitled to any deduction in connection with the issuance or exercise of an incentive stock option. If, however, a participant effects a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount of income recognized by the participant that is taxable at ordinary income rates.

Restricted Stock. The grant of an award of restricted stock will not result in the recognition of taxable income or in a deduction for the Company. Instead, when a participant becomes vested in shares of restricted stock, the participant generally will recognize income taxable at ordinary income rates in an amount equal to the fair market value of the stock on the date of vesting, and the Company will be entitled to a corresponding deduction. A participant may, however, make an election to include in income at the time of grant the fair market value of the restricted stock by making an election under section 83(b) of the Code within 30 days of the award of restricted stock. The Company will be entitled to a corresponding deduction. If the participant subsequently forfeits shares of restricted stock, he or she may not be entitled to claim a deduction or a loss.

Transferability of Options, Warrants and Restricted Stock. Options, warrants and restricted stock shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the participant, any trust for the benefit of the participant or the benefit of the spouse or lineal descendants (including adopted children) of the participant, or the guardian or conservator of the participant.

Termination of Options, Warrants and Restricted Stock Awards. All rights to exercise options and warrants shall terminate sixty days after any optionee or warrant holder ceases to be a director of the Company or a key employee or consultant of the Company and/or any of its subsidiaries, and no options or warrants will vest after an optionee’s or warrant holder’s termination date. Notwithstanding the foregoing, however, if an optionee’s or warrant holder’s service as a director of the Company or key employee or consultant terminates as a result of the optionee’s or warrant holder’s death or his total and permanent disability, the optionee, warrant holder or the executors or administrators or legatees or distributees of the estate, as the case may be and to the extent they are permitted transferees, shall have the right, from time to time within one year after the optionee’s or warrant holder’s total and permanent disability or death and prior to the expiration of the term of the option or warrant, to exercise any portion of the option or warrant not previously exercised, in whole or in part, as provided in the respective agreement evidencing the award of the options or warrants. A participant’s rights to shares awarded as restricted stock shall, under all circumstances, be set forth in the agreement evidencing the award of restricted stock.

Vote Required; Board Recommendation

Proposal No. 3 (the authorization and approval of the Amended Plan) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote. The Board unanimously recommends that you vote all of your shares “FOR” the approval of the Amended Plan as described in this Proposal No. 3.

PROPOSAL NO. 4
RATIFICATION OF CONSULTING AGREEMENTS

Background

The Company has entered into certain consulting agreements that require the Company to issue shares of the Company’s common stock and warrants. Section 711 of the American Stock Exchange Company Guide requires shareholder approval with respect to any compensation arrangement pursuant to which options or stock or other equity securities may be acquired by consultants, regardless of whether or not such authorization is required by law or by the company’s charter. The Company entered into three specific consulting agreements (the “Consulting Agreements”) pursuant to which common stock and/or warrants may be acquired by consultants for their services to the Company, and for which the Company is seeking shareholder ratification. The Consulting Agreements are described below.

Consulting Agreements

On October 18, 2004, the Company entered into a consulting agreement with Aegis Securities Corp. (the “Aegis Agreement”). The Company is requesting stockholder approval of the Aegis Agreement and the equity compensation arrangements under the Aegis Agreement. A copy of the Aegis Agreement is included as Appendix B to this proxy statement. Under the Aegis Agreement, the Company retained Aegis Securities Corp. to advise the Company in connection with the Company’s acquisition of SurgiCount Medical, Inc., which was completed on February 25, 2005. SurgiCount Medical, Inc. is a holding company for intellectual property rights relating to the company’s Safety-Sponge™ System, which helps reduce the number of retained sponges and towels in patients during surgical procedures and allows for faster and more accurate counting of surgical sponges. The Safety-Sponge System is in its final preparations for commercial rollout. Pursuant to the Aegis Agreement the Company must issue warrants to purchase 150,000 shares of the Company’s common stock to certain affiliates of Aegis Securities Corp. (the “Aegis Warrants”). The Aegis Warrants have an exercise price of $5.267 per share and expire on March 30, 2010.

On April 4, 2005, the Company entered into a consulting agreement with Crescent Communications (the “Crescent Agreement”). The Company is requesting stockholder approval of the Crescent Agreement and the equity compensation arrangements under the Crescent Agreement. A copy of the Crescent Agreement is included as Appendix C to this proxy statement. The Company retained Crescent Communications to provide investor communications services. The Company agreed to pay Crescent Communications $8,000 per month for Crescent Communications’ services under the Crescent Agreement for a minimum term of six months. After the first month of the Crescent Agreement, the Company may pay Crescent Communications in either cash or in common stock at the option of the Company. If paid in common stock, the amount of shares and price is to be negotiated by the Company and Crescent Communications at such time that the payment is due. In addition to the $8,000 per month, the Company agreed to issue Crescent Communications or its nominee warrants to purchase 100,000 shares of the Company’s common stock (the “Crescent Warrants”). The Crescent Warrants have an exercise price of $5.85 per share and expire on April 1, 2010.

On April 5, 2005, the Company) entered into a consulting agreement with Health West Marketing Incorporated (the “Health West Agreement”). The Company is requesting stockholder approval of the Health West Agreement and the equity compensation arrangements under the Health West Agreement. A copy of the Health West Agreement is included as Appendix D to this proxy statement. The Company retained Health West Marketing Incorporated to help the Company establish a comprehensive manufacturing and distribution strategy for the Company’s Safety-Sponge™ System worldwide. The initial term of the Health West Agreement is for a period of two years, after which the Health West Agreement will terminate unless extended by the parties. Pursuant to the Health West Agreement, the Company is required to issue Health West Marketing Incorporated or its designee 42,017 shares of the Company’s common stock, to be issued as follows: (a) 10,505 shares were issued upon signing the agreement; (b) if Health West Marketing Incorporated helps the Company structure a comprehensive manufacturing agreement with A Plus Manufacturing by July 5, 2005, then the Company will issue Health West Marketing Incorporated an additional 15,756 shares; and (c) if Health West Marketing Incorporated helps the Company develop a regional distribution network to integrate the Safety-Sponge™ System into the existing acute care supply chain by February 5, 2006, then the Company will issue Health West Marketing Incorporated the remaining 15,756 shares. The Company has entered into a manufacturing agreement with A Plus Manufacturing, and anticipates issuing 15,756 shares indicated above. To date, the Company has issued 10,505 shares under the Health West Agreement and these shares have been issued under the Company’s Stock Option and Restricted Stock Plan which was approved by the Company’s shareholders on March 30, 2005. As incentive for entering into the Health West Agreement, the Company agreed to issue Health West Marketing Incorporated or its designee a callable warrant to purchase 150,000 shares of the Company’s common stock (the “Initial Health West Warrants”). The Initial Health West Warrants have an exercise price of $5.95 and expire on April 5, 2010. The Company also agreed to issue a callable warrant to purchase 25,000 shares of the Company’s common stock (the “Additional Health West Warrants”). The Additional Health West Warrants have an exercise price of $5.95 and are exercisable upon meeting specified milestones and expires on April 5, 2010

Purpose of the Proposal; Need for Stockholder Approval

As described above, under AMEX rules, stockholder approval is required when a stock option plan or other equity compensation arrangement is established or materially amended. Accordingly, stockholders are being asked to separately ratify the Consulting Agreements and the equity compensation arrangements under the Consulting Agreements.

The Board has already approved the Consulting Agreements and the equity compensation arrangements under the Consulting Agreement and, assuming the approval of Proposal No. 4 at the Annual Meeting, the common stock and warrants may be issued under the Consulting Agreements.

Vote Required; Board Recommendation

      Proposal No. 4 (ratification of the above Consulting Agreements pursuant to which the Company agreed to issue shares of the Company’s common stock and warrants) will be approved if a majority of the total votes properly cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class, vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote. The Board unanimously recommends that you vote all of your shares “FOR” the ratification of the Consulting Agreements and the equity compensation arrangements under the Consulting Agreements as described in this Proposal No. 4.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock and Preferred Stock as of October 1, 2005 by: (i) each current director and nominee for director; (ii) all named executive officers and current directors of the Company as a group; and (iii) all stockholders known by the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock or Preferred Stock. The information in this table is based solely on a review by the Company of its capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class	Number of Shares of Preferred Stock	Percent of Class

Ault Glazer & Company Investment Management LLC 100 Wilshire Boulevard Santa Monica, California 90401	1,430,700 (1)	24.4%	10,750 (2)	98.2%
Melanie Glazer 100 Wilshire Boulevard Santa Monica, California 90401	1,491,365 (3)	25.3%	10,750 (2)	98.2%
Steven Bodnar & Bodnar Capital Management LLC 680 Old Academy Road Fairfield, CT 06824	843,750 (4)	14.3%	---	---
Brian Stewart 222 Seventh Street, No. 105 Santa Monica, California 90402	300,000 (5)	5.3%	---	---
Dr. William Stewart 222 Seventh Street, No. 105 Santa Monica, California 90402	300,000 (5)	5.3%	---	---
Milton “Todd” Ault III 100 Wilshire Boulevard Santa Monica, California 90402	1,509,500 (6)	25.6%	10,750 (2)	98.2%
Louis Glazer, M.D., Ph.G 100 Wilshire Boulevard Santa Monica, California 90402	1,497,300 (7)	25.4%	10,750 (2)	98.2%
Brigadier General (Ret.) Lytle Brown III 1601 Ardenwood Court Nashville, Tennessee 37215	33,000 (10)	*	---	---
Herbert Langsam 5300 Wisteria Drive Oklahoma City, Oklahoma 73142	73,653 (10)	1.3%	---	---
Alice Campbell 1211 Ridgeway Road, # 130 Memphis, Tennessee 38119	46,404 (9)	*	---	---
Lynne Silverstein 100 Wilshire Boulevard Santa Monica, California 90401	1,465,730 (8)	25.0%	10,750	98.2%
William Horne 100 Wilshire Boulevard Santa Monica, California 90401	34,999 (11)	*	---	---
All named officers and directors as a group (6 persons)	1,837,051	30.4%	10,750	98.2%

*	Represents less than 1%
(1)
Includes 1,430,700 shares beneficially owned by Ault Glazer. Pursuant to Amendment No. 10 to the Schedule 13D jointly filed by Ault, Ault Glazer and the Glazers on January 21, 2005 (the “Ault Glazer 13D”) pursuant to which Ault Glazer, Ault, Silverstein, and the Glazers have all reported beneficial ownership of these 1,430,700 shares of Common Stock. The 1,430,700 of the shares reported above include 241,875 shares of Common Stock issuable upon conversion of the 10,750 shares of Preferred Stock. According to the Ault Glazer 13D: (i) Ault Glazer’s beneficial ownership of these shares of Common Stock is direct as a result of Ault Glazer’s discretionary authority to buy, sell and vote such shares of Common Stock for its investment fund clients; (ii) Ault’s beneficial ownership of these shares of Common Stock is indirect as a result of Ault’s control of Ault Glazer; (iii) Silverstein’s beneficial ownership of these shares of Common Stock is indirect as a result of Silverstein’s control of Ault Glazer; and (iv) the Glazers have reported beneficial ownership of these shares of Common Stock because, as a result of certain relationships they may be deemed to be members, together with Ault Glazer, Ault and Silverstein, of a group that beneficially owns such shares of Common Stock. Also includes 340,404 shares beneficially owned by Zealous Partners, L.L.C., and 713,550 shares beneficially owned by Zodiac Investments, L.P.

(2)
Consists of: (i) 1,500 shares beneficially owned by the Glazer Family Partnership, L.P.; (ii) 2,600 shares beneficially owned by Zealous Partners, L.L.C.; and (iii) an aggregate of 6,650 shares beneficially owned by six separate trust accounts for which Melanie Glazer acts as trustee. Pursuant to the Ault Glazer 13D, Ault Glazer, Ault, Silverstein, and the Glazers have reported beneficial ownership of these shares of Preferred Stock because, as a result of certain relationships they may be deemed to be members, of a group that beneficially owns such shares of Preferred Stock.

(3)
Consists of: (i) 32,444 shares of Common Stock owned directly by Melanie Glazer; (ii) 1,430,700 shares described in footnote 1 above; (iii) warrants exercisable to purchase 10,221 shares of common stock; and (iv) 18,000 options with an exercise price of $5.27 per share that expire on March 30, 2015.

(4)
Pursuant to the Schedule 13D filed by Steven Bodnar on December 17, 2004, Bodnar Capital Management LLC (“BCM”) owns 562,500 shares of Common Stock and warrants exercisable to purchase 281,250 shares of Common Stock. Mr. Bodnar has the power to vote and direct the disposition of all shares of Common Stock owned by BCM.

(5)
The shares listed above are being reported by the Company in connection with its acquisition of SurgiCount. On February 25, 2005, the Company closed this acquisition and issued 600,000 shares of Common Stock, of which 30,000 shares of Common Stock were initially held in escrow until August 2005. In addition, if certain milestones are satisfied, the Company will issue up to an additional 100,002 shares of Common Stock.

(6)
Consists of: (i) 41,600 shares of Common Stock owned directly by Mr. Ault; (ii) 1,430,700 shares described in footnote 1 above; (iii) 1,200 shares owned indirectly through Mr. Ault’s spouse and children; and (iv) 36,000 options with an exercise price of $5.27 per share that expire on March 30, 2015.

(7)
Consists of: (i) 30,600 shares of Common Stock owned directly by Dr. Glazer; (ii) 1,430,700 shares described in footnote 1 above; and (iii) 36,000 options with an exercise price of $5.27 per share that expire on March 30, 2015.

(8)
Consists of: (i) 17,030 shares of Common Stock owned directly by Ms. Silverstein; (ii) 1,430,700 shares described in footnote 1 above; and (iii) 18,000 options with an exercise price of $5.27 per share that expire on March 30, 2015.

(9)
Includes: (i) 3,300 shares that Ms. Campbell beneficially owns by virtue of her minority ownership interest in Zealous Partners, L.L.C., a private investment fund managed by Ault Glazer; and (ii) 19,500 options with an exercise price of $5.27 per share that expire on March 30, 2015.

(10)	Includes 19,500 options with an exercise price of $5.27 per share that expire on March 30, 2015.
(11)	Includes 19,500 options with an exercise price of $5.27 per share that expire on March 30, 2015.

Information Regarding the Board and its Committees

Listing standards for the AMEX require that a majority of the members of the Board qualify as “independent” as defined by AMEX rules and as affirmatively determined by the Board. From time to time, the Board consults with the Company’s outside legal counsel to ensure that the Board’s determinations of its independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independence,” including those set forth in pertinent listing standards of AMEX, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the current members of the Board, other than Mr. Ault and Dr. Louis Glazer, are independent directors of the Company within the meaning of the AMEX listing standards.

With the exception of Stephen L. Brown, Louis Glazer, Lytle Brown III, Herbert Langsam, and Alice Campbell, each member of the Board received director’s fees of $500 per meeting for 2004. Milton “Todd” Ault III received one payment of $500 for his attendance at a meeting of directors held in 2004. For the year ended December 31, 2004, the Company reimbursed directors for travel expenses incurred in connection with the performance of their duties.

The Board met eleven times during the fiscal year ended December 31, 2004. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. Furthermore, it is the Company’s policy to invite, but not require, each of its directors and director nominees to attend the Company’s annual meeting of stockholders.

The Board has three committees: an Audit Committee, an Executive Committee and a Compensation Committee. The Audit Committee and Compensation Committee operate pursuant to a committee charter. The charter of each committee is available without charge, upon a written request mailed to: c/o Corporate Secretary, Patient Safety Technologies, Inc., 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401.

The following table provides membership and meeting information for 2004 for each of the Board’s committees:

Name	Audit	Executive	Compensation
Stephen L. Brown(1)		X
Irving Levine(1)	X*	X	X*
David T. Lender(1)			X
Laurence Foster(1)	X
Milton “Todd” Ault III(2)
Louis Glazer, M.D., Ph.G.(3)
Brigadier General (Ret.) Lytle Brown III(3)	X		X
Herbert Langsam(3)	X		X*
Alice Campbell(3)	X*		X
Total meetings in fiscal year 2004	3	0	0

*	Committee Chairperson.
X	Denotes committee member.
(1)	Stephen Brown, Irving Levine, David Lender and Laurence Foster were replaced on the Board and the respective committees listed above at the Special Meeting.
(2)	Milton “Todd” Ault III was appointed to serve on the Board as of June 23, 2004. Ault does not currently serve on any committees of the Board.
(3)	Louis Glazer, Gen. Lytle Brown, Herbert Langsam and Alice Campbell were elected to the Board at the Special Meeting and were also appointed as members of the respective committees listed above.

Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. Each of the committees described below has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee operates pursuant to an Amended and Restated Charter of the Audit Committee, which sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements. The Audit Committee met three times during 2004.

The Audit Committee is presently composed of three persons, including Messrs. Herbert Langsam and Lytle Brown III and Ms. Alice Campbell, each of whom are considered independent under the rules promulgated by the AMEX and under Rule 10A-3 under the Exchange Act, and each of whom is financially literate as required by the rules of AMEX. Ms. Campbell serves as the Chairman of the Audit Committee. The Board has determined that Ms. Campbell is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Exchange Act, and “financially sophisticated” as defined by the rules of AMEX. Ms. Campbell meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Messrs. Levine and Foster were replaced as members of the Audit Committee on October 22, 2004.

Executive Committee

The Executive Committee has and may exercise those rights, powers, and authority that the Board from time to time grants to it, except where action by the Board is required by statute, an order of the SEC, or the Company’s charter or bylaws. Messrs. Brown and Levine were members of the Executive Committee until October 22, 2004. The Company has not yet appointed replacement members to Executive Committee. The Executive Committee met zero times during 2004.

Compensation Committee

The Compensation Committee operates pursuant to an Amended and Restated Charter of the Compensation Committee. The Compensation Committee determines and recommends to the Board the compensation to be paid the Company’s executive officers and also reviews the amount of salary and bonus for each of the Company’s other officers and employees. In addition, the Compensation Committee determines and recommends to the Board the amount of stock option grants to be issued to the Company’s officers and directors under the Company’s existing Stock Incentive Plan and/or Non-Statutory Stock Option Plan, respectively and will determine individual performance awards for such participants.

The Compensation Committee members currently are Messrs. Herbert Langsam and Lytle Brown III and Ms. Alice Campbell, each of whom is “independent” for purposes of the AMEX rules. Each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3 under Section 16 of the Exchange Act. Mr. Langsam serves as the Chairman of the Compensation Committee. None of these individuals is a present or former officer or employee of the Company. Messrs. Levine and Lender were replaced as members of the Compensation Committee on October 22, 2004.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no executive officer of the Company served either as: (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (2) a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Nomination of Directors

The Company currently does not have a separate nominating committee of the Board. Instead, all of the independent directors participate in the consideration of potential nominations for election to the Board. The Board believes that this approach is appropriate because, given the relatively small size of the Board, the independent directors are capable of evaluating potential nominees and reaching an agreement with respect to whom will be nominated.

To fulfill its responsibility to recruit and recommend to the stockholders nominees for election as directors, the Board reviews, on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment of nominees is based upon various criteria, including their integrity, independence, accomplishments, prior or current association with institutions noted for their excellence, ability to exercise sound business judgment, demonstrated leadership ability, breadth and knowledge about issues affecting the Company, and background and experience in areas important to the operation of the Company.

In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In identifying potential new director candidates, the Board seeks recommendations from members of the Board, members of management, and stockholders. The Board may also, if necessary or appropriate, retain a professional search firm in order to assist it in these efforts.

The Board considers recommendations for Board candidates submitted by stockholders using the same criteria (described above) that it applies to recommendations from directors and members of management. In order to be considered, a recommendation from a stockholder must be received by the Board no later than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders and must include the stockholder’s name and contact information, the candidate’s name and contact information, a description of any relationship between the stockholder and the candidate, a description of the candidate’s qualifications, and a signed statement from the candidate that he or she is willing and able to serve on the Board. Stockholders must submit recommendations in writing to the Board at c/o Corporate Secretary, Patient Safety Technologies, Inc., 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401.

After consideration, and consistent with the Board’s policies described above, all of the members of the Board recommended and unanimously approved the nomination of Alice M. Campbell and Herbert Langsam for reelection as a Class II Director at the Annual Meeting.

Information Regarding the Company’s Directors, Nominees for Director and Officers

Certain information, as of April 30, 2005, with respect to each of the directors as well as the nominees for election as Class II Director at the Annual Meeting, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each director or nominee holds, and the year in which each nominee or person became a director or officer of the Company.

Name	Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director

Milton “Todd” Ault III (1) (8)	35	Chairman, Class III Director and Chief Executive Officer	Term of one year; served as Chairman and CEO since October 22, 2004 and as director since June 23, 2004	Member and investment adviser of Ault Glazer (2)	None
Louis Glazer, M.D., Ph.G (3) (8)	74	Class III Director	Served as director since October 22, 2004 and Chief Health and Science Officer of Patient Safety Consulting Group, LLC since January 1, 2005	Member of Ault Glazer (2); independent medical and biotechnology consultant	None
Brigadier General (Ret.) Lytle Brown III (3) (6)	73	Class I Director	Served since October 22, 2004	Owner and manager of Marmatic Enterprises (4); senior tax professional for H&R Block Inc.	None
Herbert Langsam (3) (7)	74	Class II Director	Served since October 22, 2004	President of Medicare Recoveries, Inc. (5)	None
Alice Campbell (3) (7)	55	Class II Director	Served since October 22, 2004	Independent private investigator/ consultant	None
Lynne Silverstein (1)	34	President and Secretary	Served since October 22, 2004	CEO, Director of Operations and Member of Ault Glazer (2)	None
William B. Horne	37	Chief Financial Officer	Served since July 5, 2005	CFO of Alaska Wireless Communications; financial consultant	None
James Schafer	58	Chief Operating Officer	Served since August 8, 2005	Operations manager for injection molding and plastic companies	None
Richard Bertran	43	Executive Vice President of Sales and Marketing	Served since July 18, 2005	Sales director/ manager of eNGENUITY Technology and Maxxim Medical	None

(1)
On October 22, 2004, Stephen L. Brown, resigned from his positions as the Company’s Chairman and Chief Executive Officer. Similarly, Hiram M. Lazar also resigned from his positions as the Company’s Chief Financial Officer and Secretary. To fill the vacancies created by these resignations, the newly elected Board (consisting of Louis Glazer, Alice Campbell, Herbert Langsam, and Lytle Brown III) appointed Milton “Todd” Ault III to serve as the Company’s Chairman and Chief Executive Officer and Lynne Silverstein to serve as the Company’s President and Secretary.

(2)	Ault Glazer is a private investment management firm headquartered in Santa Monica, California that manages individual client accounts and private investment funds.
(3)	On October 22, 2004, Irving Levine, David T. Lender and Laurence Foster were replaced as directors of the Company by Lytle Brown, Herbert Langsam, Alice Campbell, and Louis Glazer.
(4)	Marmatic Enterprises is a private company located in Nashville, Tennessee that holds, buys, sells, rents and repairs residential real estate.
(5)	Medicare Recoveries, Inc. is a private company located in Oklahoma City, Oklahoma which provides Medicare claims and recovery services.
(6)	Class I Director — Term Expiring 2007.
(7)	Class II Director — nominee up for re-election — Term Expiring 2008.
(8)	Class III Director — Term Expiring 2006.

Dollar Range of Equity Securities

The following table sets forth the dollar range of Common Stock beneficially owned by each of the Company’s current directors and nominees for director as of December 31, 2004:

Name of Director or Nominee	Dollar Range of Equity Securities (1) (2)
Milton “Todd” Ault III (3)	$10,001 - $50,000
Louis Glazer, M.D., Ph.G. (3)	over $100,000
Brigadier General (Ret.) Lytle Brown III (3)	$10,001 - $50,000
Herb Langsam (3)	$10,001 - $50,000
Alice Campbell (3)	$10,001 - $50,000

(1)	Pursuant to Instruction 2 of Item 22(b)(5) of Schedule 14A, beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)
The Company has not provided information with respect to the aggregate dollar range of equity securities in all funds overseen by each director or nominee for director named above because the Company is not part of any family of investment companies.

(3)	Ault became a director on June 23, 2004. Louis Glazer, Gen. Lytle Brown, Herbert Langsam, and Alice Campbell became directors on October 22, 2004.

Compensation Table

The following table sets forth information concerning the annual and long-term compensation of the Company’s Chief Executive Officer and the named executive officers, for services as executive officers for the fiscal years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)

Stephen L. Brown (1)	2004	$350,000	$7,500	$4,869	---	---	---	$250,000
Chief Executive Officer	2003	$427,000	---	---	---	---	---	---
	2002	$450,000	---	---	---	---	---	---

Hiram M. Lazar (2)	2004	$25,000	$13,750	---	---	---	---	---
Chief Financial Officer	2003	$163,750	---	---	---	---	---	---
	2002	$133,750	---	---	---	---	---	---

Milton “Todd” Ault III (3)	2004	---	---	---	---	---	---	$500
Chief Executive Officer	2003	---	---	---	---	---	---	---
	2002	---	---	---	---	---	---	---

(1)	Mr. Brown resigned from his position as Chief Executive Officer on October 22, 2004.
(2)	Mr. Lazar resigned from his position as Chief Financial Officer on October 22, 2004.
(3)	Mr. Ault was hired as Chairman and Chief Executive Officer of the Company on October 22, 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

On December 31, 2004, there were 1,875 (5,625 post 3:1 forward stock split) options to purchase Common Stock outstanding and 18,750 (56,250 post 3:1 forward stock split) options available for future issuance. The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity compensation plans as of December 31, 2004. The numbers in the below chart have been adjusted to account for a 3:1 forward stock split that was effective April 5, 2005.

The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders *	5,625	$4.67	56,250
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	5,625	$4.67	56,250

*
Includes options to purchase shares of Common Stock under the following stockholder approved plans: the Stock Incentive Plan and the Non-Statutory Stock Option Plan, which were both approved on September 9, 1997.

Option Grants in the Last Fiscal Year

      There were 26,250 (78,750 post 3:1 forward stock split) options granted during the fiscal year ended December 31, 2004.

Executive Officers

The executive officers of the Company are Milton “Todd” Ault III, who serves as the Company’s Chairman and Chief Executive Officer; William B. Horne, who serves as the Company’s Chief Financial Officer; Lynne Silverstein, who serves as the Company’s President and Secretary; James Schafer, who serves as the Company’s Chief Operating Officer; Richard Bertran, who serves as the Company’s Executive Vice President of Sales and Marketing; Louis Glazer, who serves as the Chief Health and Science Officer of Patient Safety Consulting Group, LLC (f/k/a Franklin Medical Products, LLC); and Melanie Glazer who serves as the Manager of Ault Glazer Bodnar Capital Properties, LLC (f/k/a Franklin Capital Properties, LLC).

Milton “Todd” Ault III

Mr. Ault, age 35, currently serves as the Chairman and Chief Executive Officer of the Company and has served as a director of the Company since June 23, 2004. Mr. Ault was appointed chief executive officer of Digicorp (OTCBB: DGCO) on April 26, 2005 and chairman of Digicorp’s board of directors on July 16, 2005. Mr. Ault resigned from all positions with Digicorp effective September 30, 2005. Mr. Ault was appointed as a director and interim chief executive officer of IPEX, Inc. (OTCBB: IPEX) on May 26, 2005. Mr. Ault resigned from the position of interim chief executive officer of IPEX, Inc. on July 13, 2005. Mr. Ault also is the co-founder, in 1998, the controlling and managing member and chief investment officer of Ault Glazer, a private investment management firm headquartered in Santa Monica, California that manages approximately $20 million in individual client accounts and private investment funds. Prior to founding Ault Glazer, Mr. Ault served as a portfolio manager and regional institutional financial advisor for Prudential Securities. Mr. Ault has also previously served as an institutional account executive for Dean Witter Reynolds. Until December 31, 2004, Mr. Ault was a registered representative of Strome Securities, L.P.

William B. Horne

Mr. Horne, age 37, currently serves as the Chief Financial Officer of the Company and its subsidiaries and has served in such position since July 5, 2005. Mr. Horne has been Chief Financial Officer and a director of Digicorp (OTCBB: DGCO) since July 20, 2005 and currently serves as Interim Chief Executive Officer of Digicorp. From May 2002 to April 2005, Mr. Horne held the position of Chief Financial Officer of Alaska Wireless Communications, a privately held advanced cellular communications company. Since January 2002, Mr. Horne has also provided strategic financial consulting services to both private and public companies. From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington.

Lynne Silverstein

Ms. Silverstein, age 34, currently serves as the President and Secretary of the Company. Ms. Silverstein was appointed secretary of Digicorp (OTCBB: DGCO) on April 26, 2005. She has been Chief Executive Officer of Ault Glazer since October 2003. Prior thereto, she was Director of Operations since January 2001, having joined Ault Glazer in January 1999 as a Manager. From February 1996 to October 1998 she was employed by STV Communications, a media content and preview kiosk company, serving as Marketing Director since February 1998. Ms. Silverstein received her B.S. in Communications from the University of Miami.

James Schafer

Mr. Schafer, age 58, currently serves as the Chief Operating Officer of the Company and has served in such position since August 8, 2005. From October 2004 until July 2005, Mr. Schafer was Supply Chain Manager for Nypro, Inc., a custom injection molder serving the medical and telecommunications markets. From February 2004 until October 2004, Mr. Schafer was Material Manager for C. Brewer, a custom injection molder serving the medical, electronic and sports markets. From 2002 until 2004, Mr. Schafer was a supply chain and inventory management consultant for small to mid-sized privately held plastic companies. From 1999 to 2002, Mr. Schafer was Vice President of Purchasing for United Plastics Group, Inc., a manufacturer of custom injection molded plastic parts and sub-assemblies serving the automotive, electronic, medical and telecommunications markets.

Richard Bertran

Mr. Bertran, age 43, currently serves as Executive Vice President of Sales and Marketing of the Company and has served in such position since July 18, 2005. From September 2002 until July 2005, Mr. Bertran was Director of North American Sales for eNGENUITY Technology, a company in the visualization and simulation software industry. From 1988 to 1998, Mr. Bertran served as Western Regional Sales Manager for Maxxim Medical, a company that creates and packages custom surgical packs.

Louis Glazer

Dr. Glazer, age 74, currently serves as the Chief Health and Science Officer of Patient Safety Consulting Group, LLC (f/k/a Franklin Medical Products, LLC) (a wholly owned subsidiary of the Company) and has served as a Class I Director of the Company since October 22, 2004. Dr. Glazer also currently serves as a member of Ault Glazer’s advisory board and as an independent biotechnology and medical consultant. Until 2002, Dr. Glazer served as the chief anesthesiologist and medical director for the Vitreo-Retinal Clinic in Memphis, Tennessee. Prior to that, Dr. Glazer taught obstetrics anesthesia at the University of Tennessee, while practicing anesthesiology at Baptist East Hospital, Methodist Hospital, St. Francis Hospital and Baptist Memorial Hospital in Memphis, Tennessee. Dr. Glazer was also responsible for establishing anesthesia programs at Baptist Memorial Hospital and Methodist Hospital South in Memphis, Tennessee. Dr. Glazer received his B.S. in pharmacy from the University of Oklahoma and his M.D. from the University of Bologna, School of Medicine in Italy.

Melanie Glazer

Mrs. Glazer, age 63, currently serves as the Manager of Ault Glazer Bodnar Capital Properties, LLC (f/k/a Franklin Capital Properties, LLC, a subsidiary of Company). On December 30, 2004, Mrs. Glazer was appointed a director and chairman of the board of directors of Digicorp. On July 20, 2005, Mrs. Glazer resigned as chairman and was appointed vice-chairman of Digicorp. Mrs. Glazer co-founded Ault Glazer in 1998 and serves as a Banking/ Special Situations Analyst. Mrs. Glazer began her career in banking in 1976 as Officer of United American Bank, responsible for business development, government relations and public relations. From 1978 to 1985 she was Vice President of Investors Savings & Loan Association in Nashville, Tennessee, where she managed a branch office and was responsible for business development, advertising for all offices, public relations, and was in charge of the savings incentive program. Mrs. Glazer joined Dobson & Johnson, Inc. in 1986, where she was a Real Estate Broker. In 1989, Mrs. Glazer established her own Realty company, Morris Glazer Realty, which she ran successfully until 2003. Mrs. Glazer received her B.A. in History in 1964 from George Peabody College, part of Vanderbilt University.

Employment Contracts and Termination and Change of Control Arrangements

Neither Mr. Ault (as Chairman and Chief Executive Officer), Ms. Silverstein (as President and Secretary), Dr. Louis Glazer (as Chief Health and Science Officer of Patient Safety Consulting Group, LLC (f/k/a Franklin Medical Products, LLC)) nor Ms. Melanie Glazer (as Manager of Ault Glazer Bodnar Capital Properties, LLC) currently receive any compensation for their services to the Company or its wholly-owned subsidiaries. The Compensation Committee will consider, consistent with its duties, compensation agreements to be entered into with such parties.

On June 13, 2005, the Company entered into an employment agreement with William B. Horne. Effective July 5, 2005, Mr. Horne was employed as Chief Financial Officer of the Company and its subsidiaries. The agreement began July 5, 2005 and continues for a term of 24 months. The agreement will automatically renew for successive one-year terms unless either party delivers to the other party written notice of termination at least 30 days before the end of the then current term. Mr. Horne’s base compensation under the agreement is $150,000 per year. Mr. Horne will receive restricted stock in an amount valued at $100,000 based on the closing price of the Company’s common stock on June 13, 2005 ($3.80), vested quarterly, for each year of the agreement. The number of shares to be issued to Mr. Horne for the first year of the agreement will be reduced by the value of any unvested restricted stock that he would be entitled to under his current consulting agreement with the Company. In addition, Mr. Horne is eligible to receive shares of the Company’s common stock or options to purchase shares of the Company’s common stock from time to time as determined by the Board of Directors. The Company is required to promptly reimburse Mr. Horne for all reasonable out-of-pocket business expenses incurred in performing the responsibilities under the agreement. Mr. Horne is entitled to participate in any of the Company’s benefit plans in effect from time to time for employees of the Company. Mr. Horne is entitled to three weeks of paid vacation, to be scheduled and taken in accordance with the Company’s standard vacation policies. In addition, Mr. Horne is entitled to sick leave and holidays at full pay in accordance with the Company’s policies established and in effect from time to time. The agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. Both the Company and Mr. Horne have the right to voluntarily terminate the employment agreement at any time with or without cause. If the Company voluntarily terminates the agreement, the Company must pay Mr. Horne a cash sum equal to (a) all accrued base salary through the date of termination plus all accrued vacation pay and cash bonuses, if any, plus (b) as severance compensation, an amount equal to Mr. Horne’s then base salary for the remaining employment term, but only through July 5, 2007. If Mr. Horne voluntarily terminates the agreement, all unvested restricted stock and stock options will be forfeited. In the event of a merger, consolidation, sale, or change of control, the surviving or resulting company is required to honor the terms of the agreement with Mr. Horne.

The Company entered into an employment agreement with Mr. Bertran on July 15, 2005, which agreement was effective as of July 18, 2005. Mr. Bertran’s annual base compensation is $200,000. In addition, Mr. Bertran will be issued: (a) options to purchase 200,000 shares of the Company’s common stock with a strike price of $5.00 per share, which options will vest annually over three years; and (b) 10,000 restricted shares of the Company’s common stock as a signing bonus. Mr. Bertran also may receive the following stock options upon accomplishing milestones: (a) options to purchase 50,000 shares of the Company’s common stock when Mr. Bertran reaches $5 million in sales for SurgiCount Medical, Inc., a wholly owned subsidiary of the Company; and (b) options to purchase 50,000 shares of the Company’s common stock when Mr. Bertran accomplishes certain other unspecified milestones to be mutually agreed upon among Mr. Bertran, the Company’s Chief Executive Officer and Health West Marketing Incorporated, a consultant to the Company. Mr. Bertran is also entitled to participate in all of the Company’s employee benefit plans in effect from time to time. The employment agreement has an initial term of three years and will automatically renew for successive one-year periods unless sooner terminated. Mr. Bertran and the Company have the right to terminate Mr. Bertran’s employment agreement at any time during the employment term for any reason. The Company may also terminate the employment agreement at any time for “cause” (as defined in the employment agreement). If the employment agreement is voluntarily terminated by Mr. Bertran or if the Company terminates the agreement for cause, then all unvested stock options and/or unearned milestone bonuses will be forfeited and all obligations of the parties will end except the Company must continue to reimburse Mr. Bertran for reasonable out-of-pocket business expenses related to his employment with the Company, Mr. Bertran must continue to maintain the confidentiality of any confidential information about the Company and the Company may be required to indemnify Mr. Bertran for certain liabilities in connection with his employment. If the Company voluntarily terminates the employment agreement without cause, then: (a) if the termination date is before 15 months after the effective date of the employment agreement, the Company must pay Mr. Bertran severance compensation in cash equal to 15 months of base compensation, plus award the milestone option grants to the extent the milestones are met within the employment term; (b) if the termination date occurs within the final 15 months of the initial term, the Company must pay Mr. Bertran severance compensation in cash through the remaining initial term of the agreement; and (c) all unvested stock options will become automatically vested.

On July 22, 2005, the Company entered into an employment agreement with James Schafer. Since August 8, 2005, Mr. Schafer has been employed as Chief Operating Officer of the Company. The agreement began August 8, 2005 and continues for an initial term of 24 months. The agreement will automatically renew for successive one-year terms unless either party delivers to the other party written notice of termination at least 30 days before the end of the then current term. Mr. Schafer’s base compensation under the agreement is $100,000 per year. Mr. Schafer will receive restricted stock annually in an amount valued at $50,000. The first $50,000 of restricted stock will vest on the effective date of the agreement and the second $50,000 of restricted stock will vest on the second year anniversary of the agreement. In addition, Mr. Schafer will receive 125,000 stock options which will vest quarterly over four years with a strike price of $5.00 per share. The Company is required to promptly reimburse Mr. Schafer for all reasonable out-of-pocket business expenses incurred in performing his responsibilities under the agreement. The Company also will pay Mr. Schafer relocation/moving expenses of $8,000 and will pay Mr. Schafer an automobile allowance of $6,000 per year. Mr. Schafer is entitled to participate in all of the Company’s benefit plans in effect from time to time for employees of the Company. Mr. Schafer is entitled to three weeks of paid vacation, to be scheduled and taken in accordance with the Company’s standard vacation policies. In addition, Mr. Schafer is entitled to sick leave and holidays at full pay in accordance with the Company’s policies established and in effect from time to time. The agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. Both the Company and Mr. Schafer have the right to voluntarily terminate the employment agreement at any time with or without cause. If the Company voluntarily terminates the agreement, the Company must pay Mr. Schafer a cash sum equal to (a) all accrued base salary through the date of termination plus all accrued vacation pay and cash bonuses, if any, plus (b) as severance compensation, an amount equal to Mr. Schafer’s then base salary for 12 months, but if such termination is within the final 12 months of employment then Mr. Schafer will receive his base salary for the remainder of the term. If Mr. Schafer voluntarily terminates the agreement, all unvested restricted stock and stock options will be forfeited. In the event of a merger, consolidation, sale, or change of control, the surviving or resulting company is required to honor the terms of the agreement with Mr. Schafer.

There is no current compensation plan or arrangement with respect to any current executive officer which plan or arrangement results or will result from the resignation, retirement or any other termination of such individual’s employment with the Company. Further, there is no current plan or arrangement with respect to any such persons, which will result from a change in control of the Company or a change in the individual’s responsibilities following a change in control. The Compensation Committee will consider, consistent with its duties, the terms of any such agreements, plans or arrangements.

The Company previously had a termination agreement and change in control arrangement with respect to former executive officer Stephen L. Brown.

Consulting Agreement

On December 10, 2004, the Company entered into a consulting agreement with William Horne (the “Horne Consulting Agreement”). The Horne Consulting Agreement provides that Mr. Horne will serve as a consultant to the Company on financial and accounting related matters of the Company. The term of the agreement is month-to-month. Pursuant to the terms of the Horne Consulting Agreement, Mr. Horne is entitled to receive a monthly consulting fee of approximately $4,200, which the Board may increase at its discretion from time to time. The Board may also award options to Mr. Horne in the future, subject to applicable laws. The Horne Consulting Agreement terminated on July 5, 2005 upon effectiveness of his employment agreement, which is described above.

Indemnification Agreements

There are no indemnification agreements known to management which have been entered into by the Company, except as set forth in the Company’s Amended and Restated Certificate of Incorporation and Bylaws. The Company’s Amended and Restated Certificate of Incorporation, as amended, provides that no current or former director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (“DGCL”); or (d) for any transaction from which the director derived any improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation also authorizes the Company, to the fullest extent permitted by applicable law, to provide indemnification of, and advanced expenses to, the Company’s agents and any other persons to which the DGCL permits. In accordance with Section 145 of the DGCL, the Company’s Bylaws provide that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company’s request. According to Article IV of the Bylaws, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Certain Relationships and Related Party Transactions

Certain of the Company’s officers, directors and/or their family members have existing responsibilities and, in the future, may have additional responsibilities, to act and/or provide services as executive officers, directors, owners and/ or managers of Ault Glazer. Accordingly, certain conflicts of interest between the Company and Ault Glazer may occur from time to time. The Company will attempt to resolve any such conflicts of interest in its favor. The officers and directors of the Company are accountable to the Company and to its stockholders as fiduciaries, which requires that the officers and directors exercise good faith and integrity in handling the Company’s affairs.

The Board does not believe that the Company has any conflicts of interest with the business of Ault Glazer, other than Mr. Ault’s, Ms. Silverstein’s, and the Glazers’ responsibility to provide certain management and administrative services to Ault Glazer and its clients from time-to-time. However, subject to applicable law, the Company may engage in transactions with Ault Glazer and related parties in the future. These related party transactions may raise conflicts of interest and, although the Company does not have a formal policy to address such conflicts of interest, the Audit Committee intends to evaluate relationships and transactions involving conflicts of interest on a case-by-case basis.

The Audit Committee will conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The Audit Committee intends that any related party transactions will be on terms and conditions no less favorable to the Company than those terms and conditions reasonably obtainable from third parties and in accordance with applicable law.

As of the date of this proxy statement, Ault Glazer provides the Company with office space, telephone, computer, and internet service, office supplies, and administrative and secretarial support, all without charge. The Company has no obligation to reimburse Ault Glazer for any of these goods and services in the future. In the event that the Company pays for such services in the future, it will do so on market terms approved by the Audit Committee.

In addition, Strome Securities, L.P. (“Strome”), up until October 1, 2005, provided the Company with brokerage and execution services. Strome provided these services to the Company on market terms, which were approved by the Board. The Company now operates independent of Strome, effective October 1, 2005. Until December 31, 2004, Mr. Ault was a registered representative of Strome.

Code of Business Conduct and Ethics

Each executive officer and director as well as every employee of the Company is subject to the Company’s Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics may be obtained, without charge, upon a written request mailed to: c/o Corporate Secretary, Patient Safety Technologies, 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401.

Stockholder Communications With The Board Of Directors

A stockholder who wishes to communicate with the Board or with specific individual directors may send written communications by mail addressed to the Board generally, or to such specific director or directors individually, at: c/o Corporate Secretary, Patient Safety Technologies, Inc., 100 Wilshire Boulevard, Suite 1500, Santa Monica, California 90401. All communications so addressed will be forwarded to the Board or the individual director or directors, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Form 4 or 5), of securities of the Company with the SEC. Executive officers, directors and greater than 10% stockholders also are required by the SEC to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that its executive officers, directors and greater than 10% beneficial owners have complied with the Section 16(a) filing requirements applicable to them for the fiscal year ended December 31, 2004, except that Brown did not timely file two reports on Form 4 covering nine transactions, one transaction and eight transactions respectively in 2004; Laurence Foster did not timely file one report on Form 4 covering three transactions in 2004; Hiram Lazar did not timely file one report on Form 4 covering twelve transactions in 2004; David Lender did not timely file one report on Form 4 covering three transactions in 2004; Irving Levine did not timely file three reports on Form 4 covering six transactions, three transactions, two transactions, and one transaction respectively in 2004; Ault Glazer did not timely file two Form 4 reports covering twenty-two transactions, one transaction and twenty-one transactions respectively in 2004; Louis Glazer did not timely file one report on Form 3 covering three transactions in 2004; Lynne Silverstein did not timely file on report of Form 3 covering three transactions in 2004; Alice Campbell did not timely file one report on Form 3 covering two transactions and one report on Form 4 covering two transactions in 2004; Herbert Langsam did not timely file one report on Form 3 covering one transaction and one report on Form 4 covering two transactions in 2004; Lytle Brown did not timely file one report on Form 3 covering one transaction and one report on Form 4 covering two transactions in 2004; and Steven Bodnar and BCM each did not timely file one report on Form 3 covering two transactions in 2004.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are the Company stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or contact the Company’s Corporate Secretary at 100 Wilshire Boulevard, Suite 1500, Santa Monica, California 90401 or via phone at (310) 752-1416. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

No Dissenters' Rights

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the matters to be voted on at the Annual Meeting.

Periodic Reports

The Company will furnish, without charge, a copy of the Company’s most recent annual report on Form 10-K and subsequent interim quarterly reports on Form 10-Q to any stockholder that requests a copy. Requests for the annual report should be directed to the Company’s Corporate Secretary at 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401, phone: (310) 752-1416.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

OTHER MATTERS

The Board does not know of any other matters that may properly be brought, and which are likely to be brought, before the Annual Meeting. However, should other matters be properly brought before the Annual Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

2005 ANNUAL MEETING OF STOCKHOLDERS

General

Any stockholder desiring to submit a proposal for action by the stockholders at the next annual meeting, tentatively scheduled for April 28, 2006, must submit such proposal in writing to the Company’s Corporate Secretary at 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401, on or prior to December 5, 2005. The submission of a proposal does not guarantee the inclusion in the Company’s proxy statement or presentation at the 2006 annual meeting.

Discretionary Proxy Voting Authority/ Untimely Stockholder Proposals

Rule 14a-4(c) promulgated under the Exchange Act, as amended, governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter required in the proxy statement. With respect to the Company’s 2006 annual meeting of stockholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company’s proxy statement by November 7, 2005, management proxies will be allowed to use their discretionary authority as indicated above. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

October 14, 2005	By Order of the Board of Directors

/s/ Milton “Todd” Ault III
Milton “Todd” Ault
Chairman and Chief Executive Officer

Appendix A

PATIENT SAFETY TECHNOLOGIES, INC.

AMENDMENDED AND RESTATED
STOCK OPTION AND RESTRICTED STOCK PLAN

1.	PURPOSE OF THE PLAN

The purpose of this Stock Option and Restricted Stock Plan (this “Plan”) is to advance the interests of Patient Safety Technologies, Inc. (the “Company”) and its subsidiaries by providing to key employees of the Company and its subsidiaries who have substantial responsibility for the direction and management of the Company, as well as certain directors and consultants of the Company, additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these individuals without this compensation. Options granted under this Plan may qualify as incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	ADMINISTRATION

This Plan shall be administered by a committee (the “Committee”) comprised of at least two (2) members of the Company’s Board of Directors (“Board”) who each shall (a) be a “non-employee director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by “non-employee directors” is not then required for transactions under the Plan to be exempt from the requirements of Rule 16b, and (b) be an “outside director” as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by “outside directors” to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee, warrant holder or any person claiming to have rights as, or on behalf of, any optionee or warrant holder.

3.	SHARES SUBJECT TO THE PLAN

The shares subject to option, warrant and restricted stock grant and the other provisions of this Plan shall be shares of the Company’s common stock, par value $0.33 per share (“shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be purchased or granted by the exercise or surrender of stock options or warrants or restricted stock granted under this Plan shall not exceed 2,500,000 shares. Any shares that are authorized for issuance pursuant to the exercise of options may be issued upon the exercise of ISOs. In the event any option or warrant shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option or warrant, but as to which the option or warrant had not been exercised, shall again be available under this Plan. Similarly, any shares that were granted pursuant to an award of restricted stock under this Plan but that are forfeited pursuant to the terms of the Plan or an award agreement shall again be available under this Plan. In addition, shares not delivered to participants in connection with the cashless exercise of an option or warrant shall again be available under this Plan. Shares may be made available from authorized, un-issued or reacquired stock or partly from each.

4.	PARTICIPANTS

(A)  Key Employees, Directors and Consultants. The Committee shall determine and designate from time to time those key employees, directors and consultants of the Company and its subsidiaries who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each participant, either pursuant to an option, pursuant to a warrant or pursuant to an award of restricted stock, or either. In making these determinations, the Committee shall take into account the past service of each such key employee, director or consultant to the Company and its subsidiaries, the present and potential contributions of such key employee, director or consultant to the success of the Company and its subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan. The agreement documenting the award of any option, warrant or restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being vested or exercisable, as the case may be, only in such installments as the Committee may determine.

(B)  Award Agreements. All options, warrants and restricted stock granted under the Plan will be evidenced by an agreement. Agreements evidencing awards made to different participants or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.	OPTION/WARRANT PRICE

Each agreement representing an award of options or warrants shall state the price at which the subject option or warrant may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option or warrant; provided, however, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares shall not be less than 110% of such current fair market value. For purposes of this Plan, the fair market value of any Share as of any date shall be the average of the high and low trading prices of the shares on that date.

6.	OPTION/WARRANT PERIOD

Each agreement representing an award of options or warrants shall state the period or periods of time at and within which the subject option or warrant may be exercised, in whole or in part, by the optionee or warrant holder, which shall be such period or periods as may be determined by the Committee; provided, however, that the option or warrant period shall not exceed ten years from the date of issuance of the option or warrant and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares, shall not exceed five years. Unless specifically provided otherwise in an agreement evidencing the award of options, any option awarded to a participant shall become exercisable over four years, with 25% of the option becoming exercisable on each of the first four anniversaries of the date of the award.

7.	PAYMENT FOR SHARES

Full payment for shares purchased pursuant to an option or warrant shall be made at the time of exercising the option or warrant in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order), unless the Company provides to any or all participants the ability to effect a cashless exercise of his or her options or warrants.

8.	RESTRICTED STOCK

Each agreement representing an award of restricted stock shall state the number of shares subject to the award and the terms and conditions pursuant to which the recipient of the award shall acquire a nonforfeitable right to the shares awarded as restricted stock. Unless specifically provided otherwise in an agreement evidencing the award of restricted stock, a participant shall acquire a nonforfeitable right to the shares subject to the award over four years, with 25% of the restricted stock becoming vested on each of the first four anniversaries of the date of the award, and shares that are not vested upon a participant’s termination of employment with, or cessation of providing services to, the Company shall be forfeited.

9.	TRANSFERABILITY OF OPTIONS, WARRANTS AND RESTRICTED STOCK

Options, warrants and restricted stock shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the participant, any trust for the benefit of the participant or the benefit of the spouse or lineal descendants (including adopted children) of the participant, or the guardian or conservator of the participant (“Permitted Transferees”).

10.	TERMINATION OF OPTIONS, WARRANTS AND RESTRICTED STOCK AWARDS

All rights to exercise options and warrants shall terminate sixty days after any optionee or warrant holder ceases to be a director of the Company or a key employee or consultant of the Company and any of its subsidiaries, and no options or warrants will vest after an optionee’s or warrant holder’s termination date. Notwithstanding the foregoing, however, if an optionee’s or warrant holder’s service as a director of the Company or key employee or consultant terminates as a result of the optionee’s or warrant holder’s death or his total and permanent disability, the optionee or warrant holder or the executors or administrators or legatees or distributees of the estate, as the case may be and to the extent they are Permitted Transferees, shall have the right, from time to time within one year after the optionee’s or warrant holder’s total and permanent disability or death and prior to the expiration of the term of the option or warrant, to exercise any portion of the option or warrant not previously exercised, in whole or in part, as provided in the respective agreement evidencing the award of the options or warrants. A participant’s rights to shares awarded as restricted stock shall, under all circumstances, be set forth in the agreement evidencing the award of restricted stock.

11.	EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares represented by the unexercised portion of an option or warrant, the number of shares that has been authorized or reserved for issuance hereunder, and the number of Shares covered by any applicable vesting schedule hereunder, as well as the exercise price for a share represented by the unexercised portion of an option or warrant, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.	GENERAL RESTRICTION

Each award shall be subject to the requirement that, if at any time the Board shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option or warrant upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of the shares thereunder, such option or warrant may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option or warrant shall expire during any period when exercise of such option or warrant has been prohibited by the Board, but shall be extended for such further period so as to afford the optionee or warrant holder a reasonable opportunity to exercise his option or warrant.

13.	MISCELLANEOUS PROVISIONS

(A) No optionee or warrant holder shall have rights as a shareholder with respect to shares covered by his option or warrant until the date of exercise of his option or warrant.

(B) The granting of any award under the Plan shall not impose upon the Company any obligation to appoint or to continue to appoint as a director, key employee or consultant any participant, and the right of the Company and its subsidiaries to terminate the employment of any key employee or other employee or consultant, or service of any director, shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such participant.

(C) Awards under the Plan shall be evidenced by award agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such award agreements may contain such other provisions, as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any award agreement, the Plan provisions shall control.

(D) The aggregate fair market value (determined as of the date of issuance of an option) of the Shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

(E) All awards under this Plan shall be made within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

(F) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

(G) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to Corporate Secretary, Patient Safety Technologies, Inc., 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401; and, if to an optionee or warrant holder, in care of the optionee or warrant holder at his or her last known address.

(H) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(I) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.	AMENDMENT AND TERMINATION

The Board may modify, revise or terminate this Plan at any time and from time to time, subject to such supermajority voting requirements as may be contained in the Company’s certificate of incorporation or by-laws. While the Board may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all Shares reserved for issuance hereunder have been issued upon the exercise of options or warrants and all restricted stock awards have fully vested, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

15.	EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the later to occur of (1) adoption by the Board, or (2) approval of this Plan by the shareholders of the Company.

Appendix B

Aegis Securities Corp.	100 Wilshire Blvd.
Suite 1756
Santa Monica, CA 90401

October 18, 2004

Dear Mr. Ault,

This letter presents the terms of the proposed agreement (the “Agreement”) between Franklin Capital Corp. (the “Client”), having a place of business at 100 Wilshire Boulevard, Suite 1500, Santa Monica, CA 90401, and Aegis Securities Corp. (“Company”), having a place of business at 100 Wilshire Boulevard, Suite 1756, Santa Monica, CA 90401, as follows:

1.    Term. Work under this Agreement shall commence on or about Oct. 18, 2004 and will continue unless this Agreement shall have otherwise been earlier terminated in accordance with the provisions of the Termination section of this Agreement.

2.    Services. Company and its affiliates (collectively, “Affiliates”) hereby agree to provide certain advisory services (“Services”), including but not limited to a comprehensive evaluation and oversight of the Client’s proposed acquisition of Surgicount Medical.

3.    Fees. Client will pay Company an advisory fee (the “Fee”) for Services in the amount of 50,000 Franklin Capital Corp. (AMEX: FKL) warrants to be issued and registered as soon as practicable by the Client at a strike price TBD.

4.    Termination. This Agreement shall terminate upon the occurrence of any one or more of the following:

(1)    The successful completion of the proposed transaction;

(2)    The passage of a period of one year (365 days) from the date of execution of this Agreement;

(3)    The parties enter into a written agreement to such termination; or,

(4)    Any breach by either party of any provision of this Agreement, including without limitation any failure by either party to observe and to fully and faithfully perform each and all of its duties, responsibilities, and obligations pursuant to this Agreement, provided that the terminating party provides the party to be terminated with notice of such breach and that such breach is not cured within 10 business days following such notice.

5.     Confidentiality. Company acknowledges and agrees that Client will be providing to Company and its officers and employees and Affiliates (collectively, "Representatives") certain data, documents, salary structure, plans, personnel needs, business, practices, and other information of Client and its corporate affiliates, which are either confidential, proprietary or otherwise not available to the public ("Information"). Company and its Representatives hereby agree to (i) keep the information confidential, (ii) not disseminate it to any third party, and (iii) not use the Information other than in connection with this Agreement. All physical manifestation of the Information will be returned promptly and all derivations and copies of the Information will be physically and/or electronically destroyed.

6.    Warranties. Company and its Representatives agree to complete all work in a professional manner in conformance with appropriate industry standards. In the event that Client is dissatisfied with any Services that Company and its Representatives have provided, Company and its Representatives agree to use commercially-reasonable means to reperform the Services in question. In the event that reperformance of the Services in question is impossible and/or impractical in the judgment of both parties, the parties agree to work together in good faith to devise an equitable solution.

7.    Indemnification. Client agrees to indemnify, defend and hold Company and its Representatives harmless from any causes of legal action or resulting damages that may occur in connection with (x) this Agreement, (y) Client’s reliance on advice and/or Services delivered by Company and its Representatives, or (z) Client's operation and governance of its business. To the maximum extent permitted by applicable law, Company and its Representatives will not be liable for consequential, incidental, special, or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement, regardless of whether such liability arises from breach of contract, tort, or any other theory of liability.

9.    Other provisions. Non-Assignment; No Third-Party Rights. Client may not assign or transfer this Agreement or any rights hereunder without written consent of Company, not to be unreasonably withheld. Subject to the foregoing, this Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

Use of Logo. Neither party shall use the other party’s marks, codes, drawings or specifications without the prior written permission of the other party.

Public announcements. All press releases pertaining to and in connection with the Transaction will feature Company as the exclusive advisor to Client in connection with the Transaction.

Independent Contractors. The parties will have the status of independent contractors, and nothing in this Agreement will be deemed to place the parties in any other relationship. As such, neither Company nor its Representatives shall have authority to enter into or execute any agreement or to incur any liability on behalf of Client.

Non-Waiver/Severability. Failure of either party to enforce any of its rights hereunder will not be deemed to constitute a waiver of its future enforcement of such rights or any other rights. If any provisions of this Agreement are held to be invalid, illegal, or unenforceable under present or future laws, such provisions will be struck from the Agreement or amended, but only to the extent of their invalidity, illegality or unenforceability. The parties will remain legally bound by the remaining terms of this Agreement, and will strive to reform the Agreement in a manner as consistent as reasonably possible with the original intent of the parties as expressed herein.

Force Majeure. Either party will be excused from any delay or failure in performance hereunder, caused by or due to any cause beyond its reasonable control, including, but not limited to acts of God, earthquake, flood, third party labor disputes, utility curtailments, power failures, explosions, civil disturbances, vandalism, riots, war, governmental actions, and acts or omissions of third parties. The obligations and rights of the party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California, without regard to conflict of law principles. Both parties submit to personal jurisdiction in California and further agree that any cause of action relating to this Agreement shall be brought exclusively in a court in Los Angeles County, California.

Integration. This Agreement, together with any Exhibit A fully executed by the parties hereto, expresses the complete and final understanding of the parties with respect to the subject matter hereof, and supersedes all prior communications between the parties, whether written or oral with respect to the subject matter hereof. No modification of this Agreement will be binding upon the parties hereto, unless in writing and executed by Client and Company.

Notices. Except where other means of communication are expressly provided for in this Agreement, all notices provided for under this Agreement will be in writing, signed by the party giving the same, and will be deemed properly given and received (i) on the next business day after deposit for overnight delivery by an overnight courier service or (ii) three business days after mailing, by registered or certified mail, return receipt requested. All such notices or other instruments or communications will be furnished with delivery or postage charges prepaid addressed to the Client at the address in paragraph 1 of this Agreement, or to Company at the address listing in paragraph 1 of this Agreement. Either party may change its address for notices hereunder by notice to the other party.

Survival. The respective obligations of Client and Company, which by their nature would continue beyond the termination or expiration of this Agreement, include without limitation, the obligations regarding confidential information, warranties, and indemnification.

For Company:

By:   /s/ Patrick Gaynes

Patrick Gaynes
Managing Director
Aegis Securities Corp.

ACCEPTED AND AGREED
on this 18th day of Oct. 2004:

For Client:

By: /s/ Milton Ault

Milton “Todd” Ault, III
CEO
Franklin Capital Corp.

Appendix C

CRESCENT COMMUNICATIONS
2 Florian Court
Westport, Connecticut 06880

April 1, 2005

Mr. Milton (Todd) Ault
Chairman & CEO
Patient Safety Technologies
100 Wilshire Boulevard, Suite 1500
Santa Monica, CA 90401

Dear: Todd

Re: Terms of Engagement

The purpose of this letter is to set out the terms and conditions of our engagement with Patient Safety Technologies, Inc.

1.
Nature of the Engagement - Crescent Communications (Crescent) would be engaged for the purpose of providing Patient Safety Technologies, Inc. (Patient Safety) with investor communications services. The services to be provided by Crescent will include:

(a)	Work with Patient Safety Technologies to obtain an understanding of company's business and financial affairs;
(b)	Assist Patient Safety in preparing presentations and materials specifically targeting the investment community.
(c)
Identify and arrange meetings for Patient Safety in the appropriate investment markets (i.e. securities firms, institutions, retail analysts, fund managers and other investment groups active in the medical device and medical services industries.

(d)	Solicit feedback relating to and presentations given by representatives of Patient Safety. Arrange follow-up meetings and communications with these groups.
(e)	Work to increase the exposure of Patient Safety to the retail and institutional investment community.

2.
Term of the Engagement - Our engagement with Patient Safety will be for a minimum working period of six months. Thereafter, a decision will be made on whether and how best to proceed beyond the six - month period.

3a.
Remuneration - Crescent Communications fees for services rendered will be $8,000.00 US per month, plus reasonable in-house monthly expenses (i.e. telephone, mailing, and travel). After the first month the company will have the option to pay the monthly fee in cash or company stock. If stock is used, Patient Safety would transfer the remaining amount of the contract in free trading company stock. Amount of shares and price would be negotiated by both parties. Patient Safety will be responsible, directly for all expenses incurred while traveling, which will include transportation, lodging and meals, in addition to all reasonable cost and expenses relating to the actual presentation (i.e. room rental charges, equipment rentals, food services.). Billing is on a monthly basis with payment due upon receipt. Patient Safety will be responsible for the first month’s fee paid in advance.

April 1, 2005

3b.
Stock Warrants: Upon retention, Patient Safety would grant to Crescent, stock warrants entitling Crescent to purchase up to 100,000 shares of its common stock, at an exercise price of $5.85 per share, at any time up to the fifth anniversary of the date of this Agreement. Shares issued on exercise of the stock warrants will be registered and free trading upon issue.

Vesting of Stock Warrants: Crescent's entitlement to exercise the warrants shall vest in equal proportions on a quarterly basis over one year from the start date.

4.	Obligations - In performing services under this engagement, Crescent agrees:

(a)
Not to represent Crescent as an agent of Patient Safety and not to make any representations or commitments on behalf of Patient Safety except as expressly confirmed and agreed to in writing by Patient Safety.

(b)
To the extent that Crescent may be in receipt of any confidential information relating to the operations or business of Patient Safety, not to disclose the same to any third party or use the same for personal be Patient Safety.

(c)
To work closely with Patient Safety personnel to further the corporate interest of Patient Safety. To comply with all applicable securities and other legislation, in all communications, such that either Patient Safety or Crescent shall be in contravention of such legislation or any rules or regulations under such legislation of any stock exchange.

(d)	Crescent will be represented by David Long or John Long on the road.

5.
Communications with Investment Community - Patient Safety will coordinate its communications with Crescent so that the communications prior to and following presentations are effective and directed. Following introductions and presentations to the members of the investment community, and after Crescent's follow-up communications, Patient Safety have the liberty to communicate directly with such parties. A list of all contacts will be provided to Patient Safety on a monthly basis.

April 1, 2005

6.	Independent Contractors - The relationship between Patient Safety and Crescent shall be one of independent contractors, not one of principal and agent or employer and employee.

If the above terms and conditions are acceptable to you, please confirm your agreement to Crescent by signing, dating and returning two copies to our office via overnight mail. Upon receipt, Crescent will send an executed copy to Patient Safety Technologies. This contract will become binding upon receipt of said monthly fee.

Yours very truly,

CRESCENT COMMUNICATIONS

/s/ David Long

David Long, President

The above terms and conditions are accepted this --- day of -------, 2005.

Patient Safety Technologies, Inc.

/s/ Milton Ault

Milton (Todd) Ault III
Chairman & CEO

Appendix D

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of April 5, 2005, by and between Health West Marketing Incorporated, a California corporation (“Health West”), and Patient Safety Technologies, Inc., a Delaware corporation (“PST”).

RECITALS

Whereas, PST desires to engage Health West, and Health West desires to accept the engagement by PST, to act as a consultant to PST under the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.    Consulting Services. Subject to the terms and conditions of this Agreement, effective as of the date hereof, PST hereby engages Health West, and Health West hereby accepts the engagement by PST, to act as a consultant to PST for the duration of the Term (as defined below). In his capacity as a consultant to PST, Health West agrees to perform the services identified in Appendix A and such other services relating to PST’s business and operations as are reasonably requested from time to time by PST (collectively, the“Services”). The manner and means by which Health West chooses to perform the Services shall be in the discretion and control of Health West; provided, however, that Health West shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards.

2.    Compensation. As consideration for Health West’s performance of the Services, PST shall issue to Health West, or Health West’s nominee, shares of common stock of PST in an amount equal to $250,000 divided by the last sale price of PST’s common stock on the date of this Agreement (the “Consulting Fees”). Consulting Fees shall be issued over three vesting periods in amounts of 25%, 37.5% and 37.5% of the total Consulting Fees. The initial 25% of the Consulting Fees shall be issued to Health West immediately on the date of this Agreement. 37.5% of the Consulting Fees shall be issued to Health West three (3) months after the date of this Agreement if the milestone described in Part 1(a) of Appendix A has been completed at such time. The remaining 37.5% of the Consulting Fees shall be issued to Health West ten (10) months after the date of this Agreement if the milestones described in Part 1(b) of Appendix A have been completed at such time. If the milestones described in Part 1 of Appendix A are not completed within the timeframes contemplated by this Section 2, then, unless otherwise agreed to by PST in writing, Health West shall not be entitled to any unissued portion of the Consulting Fees. Health West shall not be responsible for the performance of hardware or software or the impact of such hardware or software performance on the milestones described in Appendix A. In addition, PST shall implement a validated cost justification system in order to facilitate completion of the milestones by Health West.

3.    warrants. As incentive for entering into this Agreement, on the date of this Agreement, PST shall issue to Health West a callable warrant (“Warrant”) to purchase 50,000 pre 3:1 forward stock split (150,000 post 3:1 forward stock split) shares of common stock of PST at an exercise price equal to the last sale price of PST’s common stock on the date of this Agreement. As a performance incentive under this Agreement, on the date of this Agreement, PST shall issue to Health West a callable warrant to purchase 8,333 pre 3:1 forward stock split (25,000 post 3:1 forward stock split) shares of common stock of PST at an exercise price equal to the last sale price of PST’s common stock on the date of this Agreement (“Additional Warrants”). The Additional Warrants shall become exercisable upon meeting the milestones described in Part 2 of Appendix A. If the milestones described in Part 2 of Appendix A are not completed prior to expiration of the Initial Term, then the Additional Warrants shall expire.

4.    Expenses. PST shall reimburse Health West for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, incurred in connection with Health West’s performance of the Services; provided, however, that Health West must: (i) obtain the prior written approval of PST for any such expenses that, individually or in the aggregate, exceed $150; and (ii) submit such written documentation of all such expenses as PST may reasonably require. PST will reimburse Health West for expenses covered by this Section 4 within thirty (30) days of the date that Health West submits proper documentation of such expenses to PST.

5.    Independent Contractor Relationship. Health West’s relationship with PST shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Health West is not the agent of PST and is not authorized to make any representation, contract or commitment on behalf of PST. Health West shall not be entitled to any of the benefits that PST may make available to its employees, such as group insurance, profit sharing or retirement benefits. Health West shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Health West’s performance of the Services and receipt of the Consulting Fees and Warrant pursuant to this Agreement. PST will regularly report amounts paid to Health West by filing Form 1099-MISC with the Internal Revenue Service as required by law, but given that Health West is an independent contractor, PST will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Health West’s behalf. Health West agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as payment of taxes, social security, disability and other contributions based on the Consulting Fees paid to Health West. Health West hereby agrees to indemnify, hold harmless and defend PST from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

6.    Information and Intellectual Property Rights.

6.1
Proprietary Information. Health West agrees that, during the Term and thereafter, Health West shall take all steps necessary to hold the Proprietary Information (as defined below) in trust and confidence, shall not use such Proprietary Information in any manner or for any purpose except as expressly set forth in this Agreement and shall not disclose any such Proprietary Information to any third party without first obtaining PST’s express written consent on a case-by-case basis; provided, however, that Health West may disclose certain Proprietary Information, without violating its obligations under this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Health West provides PST with reasonable prior written notice of such disclosure and uses commercially reasonable efforts to obtain, or to assist PST in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. For purposes of this Agreement, “Proprietary Information” means any and all confidential and/or proprietary information regarding PST or any of its affiliates and their current and proposed business and operations, including, without limitation, information pertaining to their current or forecasted capital structure, equity or debt financing or investment activities, strategic plans, current or proposed products or services, investors, employees, directors, consultants, and other business and contractual relationships; provided, however, that information received by Health West shall not be considered to be Proprietary Information if Health West can demonstrate with competent evidence that such information has been published or is otherwise readily available to the public other than by a breach of this Agreement.

6.2
Third-Party Information. Health West understands that PST has received and will in the future receive from third parties certain confidential or proprietary information relating to such third parties (collectively, “Third-Party Information”), subject to duties on PST’s part to maintain the confidentiality of such Third-Party Information and to use such Third-Party Information only for certain limited purposes. Health West agrees to hold all Third-Party Information in confidence and not to disclose to anyone (other than personnel of PST) or to use, except in connection with Health West’s performance of the Services, any Third-Party Information unless expressly authorized in writing by an executive officer of PST.

6.3
Intellectual Property Rights. Health West agrees that any and all intellectual property and intellectual property rights that Health West conceived, reduced to practice or developed during the course of its performance of services as a director, officer, employee or consultant for PST, together with any and all intellectual property and intellectual property rights that Health West conceives, reduces to practice or develops during the course of its performance of the Services pursuant to this Agreement, in each case whether alone or in conjunction with others (all of the foregoing being collectively referred to herein as the “Inventions”), shall be the sole and exclusive property of PST. Accordingly, Health West hereby: (i) assigns and agrees to assign to PST its entire right, title and interest in and to all Inventions; and (ii) designates PST as its agent for, and grants to the officers of PST a power of attorney (which power of attorney shall be deemed coupled with an interest) with full power of substitution solely for the purpose of, effecting the foregoing assignments from Health West to PST. Health West further agrees to cooperate with and provide reasonable assistance to PST to obtain and from time to time enforce any and all current or future intellectual property rights covering or relating to the Inventions in any and all jurisdictions.

7.    No Conflicting Obligation.  Health West represents that its entering into this Agreement, its performance of all of the terms of this Agreement and its performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between Health West and any third party. During the Term, Health West agrees not to enter into any agreement that conflicts with this Agreement.

8.    Term and Termination.

8.1
Term. This Agreement shall commence on the date hereof and shall continue for a period of two (2) year thereafter (the “Initial Term”). At the end of such Initial Term, this Agreement shall terminate unless extended for one or more additional periods of one (1) year (each, a “Renewal Term”) by mutual written agreement of the parties. The Initial Term and all Renewal Terms, if any, are collectively referred to herein as the “Term”.

8.2	Automatic Termination. This Agreement shall automatically terminate at any time during the Term upon the event of the death of Bill Adams, Health West’s chief executive officer.

8.3
Termination by Health West. After expiration of the Initial Term, Health West may voluntarily terminate this Agreement by delivering thirty (30) days prior written notice to PST. Health West may only terminate this Agreement pursuant to the express terms hereof.

8.4
Termination by PST. PST may terminate this Agreement at any time during the Term upon delivery to Health West of notice of the good-faith determination by the majority of the members of the board of directors of PST (and the accompanying justification therefore) that such Agreement should be terminated for Cause (as defined below) or as a result of Disability (as defined below) of Bill Adams. For purposes of this Agreement:

(a)
The term “Cause” shall mean: (i) the willful misconduct of Health West or any of Health West’s employees, officers or agents; (ii) Health West’s willful failure to perform the Services; (iii) the causing of intentional damage to the tangible or intangible property of PST by Health West or any of Health West’s employees, officers or agents; (iv) the conviction of Bill Adams of any felony or any other crime involving moral turpitude; (v) the performance of any dishonest or fraudulent act by Health West or any of Health West’s employees, officers or agents which is, or would be, in each case as determined in good faith by the board of directors of PST materially detrimental to the best interests of PST or its stockholders or affiliates; or (vi) a breach of the Agreement by Health West.

(b)
The term “Disability” shall mean Bill Adams’ inability to perform the Services for any period of forty-five (45) consecutive business days (or any ninety (90) business days during any period of twelve (12) consecutive months) by reason of any physical or mental incapacity or illness, as determined by the board of directors of PST based upon medical advice provided by a licensed physician acceptable to the board of directors of PST.

8.5
Effect of Termination. The obligations set forth in Sections 5, 6, 7, 8.5 and 9, as well as any outstanding payment or reimbursement obligations of PST, shall survive any termination or expiration of this Agreement. Upon any termination or expiration of this Agreement, Health West shall promptly deliver to PST all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

9.    Miscellaneous.

9.1
Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

9.2
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.2):

If to Health West:
Attn:
Telephone:
Facsimile:
E-mail:

If to PST:    Patient Safety Technologies, Inc.
100 Wilshire Boulevard, 15th Floor, Suite 1500
Santa Monica, CA 90401
Attn: Milton “Todd” Ault III
Telephone: (310) 752-1416
Facsimile: (310) 752-1486
E-mail: todd@strome.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, NY 10018
Attn: Marc J. Ross, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

9.3
Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.4
Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 9.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

9.5
Successors and Assigns. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as PST has specifically contracted for Health West’s Services, which Services are unique and personal, Health West may not assign or delegate its obligations under this Agreement either in whole or in part to any other contractor, subcontractor, business or entity without the prior written consent of PST. PST may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of PST’s business.

9.6
Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The parties further agree that no person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.6, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.7
Waiver. No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person or entity, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.8	Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

9.9
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

9.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.11
Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

In Witness Whereof, the parties hereto have executed this Consulting Agreement as of the date first written above.

Health West Marketing	Patient Safety Technologies, Inc.

/s/ Bill Adams	/s/ Milton Ault
Bill Adams	Milton “Todd” Ault, III
Chief Executive Officer	Chief Executive Officer

APPENDIX A
SERVICES AND MILESTONES

(1) The following three milestones are critical to this Agreement and must be accomplished in accordance with the time frames set forth in Section of the Agreement:

(a) Structure a comprehensive manufacturing agreement with A Plus Manufacturing for PST that will ensure a superior quality dressing product at a very competitive price point.  All quality and regulatory matters will be incorporated into the manufacturing roles/responsibilities.  This includes ISO certifications, 510K requirements, FDA regulations, product lot control and recall capabilities.  It will also cover sterility issues, machine and packaging validations and product inventory consistent to support growth and an overseas supply chain.  Additionally, Health West will capitalize on the warehousing and distribution capabilities of PST’s manufacturing partners.  This will include storage, handling and logistics (integrated into existing containerized shipments).  These functions are normally handled on a fee basis and are not part of the basic product "invoice" or into-stock cost.

(b) Develop regional distribution to integrate the Patient Safety Technologies Safety Sponge into the existing acute care supply chain.  Health West will utilize a regional supplier(s) to help with the initial clinical testing and move forward through product solicitation at the acute care, IDN (integrated delivery network), IHN (integrated healthcare network) and GPO (group purchasing organization) levels. Health West will also assist PST in development of a national distribution network to accomplish the same goals and objectives on a greater scale than is possible with a regional provider.  The National Distributor will most likely enjoy an exclusionary relationship (versus exclusive) with Patient Safety Technologies (the presence of a regional supplier negates the potential for a totally exclusive distribution arrangement).  Patient Safety Technologies will also need multiple pathways into the acute care facilities so a national partner will advance that goal.

(2) Upon meeting the following additional incentive milestones, the Additional Warrants shall become immediately exercisable.

(a) Develop global distribution. This is part of a Phase II plan from a marketing standpoint.  Because the structure of dressings (i.e., the weave, mesh, size and packaging) are different in Europe and Asia, Health West will employ a strategy similar to that of the U.S. market to successfully penetrate global markets.  Health West will facilitate global distribution through its business relationships, accounting for dichotomized characteristics of foreign markets that do not enjoy the contractual uniformity that IDN, IHN & GPO organizations provide.

(b) Develop acquisition candidates and new product opportunities to bring in under the banner of Patient Safety Technologies.

PROXY
— COMMON STOCK

PATIENT SAFETY TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 17, 2005

The undersigned hereby appoints Milton “Todd” Ault III and Lynne Silverstein, or either of them, as attorneys and proxies to vote all the shares of Common Stock, par value $0.33 per share, of Patient Safety Technologies, Inc. (the “Company”), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of October 3, 2005, at the Company’s Annual Meeting of Stockholders, to be held at the Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, on November 17, 2005 at 10:00 a.m., and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted “FOR” the election of all of the nominees in items 1 and 2 and “FOR” item 3 below, each of said items being more fully described in the notice of meeting and accompanying proxy statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Annual Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted “FOR” adjournment.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

PLEASE INDICATE VOTES ON OPPOSITE SIDE OF THE CARD

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

Internet xxx Use the Internet to vote your proxy, Have your proxy card in hand when you access the web site	OR	Telephone xxx-xxx-xxxx Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

Proposal No. 1
Approval of the election of (01) Alice M. Campbell and (02) Herbert Langsam as Class II Directors to hold office for a three-year term expiring in 2008, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s bylaws, as amended.

FOR the nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all the nominee(s) listed
[ ]	[ ]

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Proposal No. 2
Approval of the ratification of the appointment by the Board of Directors of the Company of Rothstein, Kass & Company, P.C. to serve as independent auditors for the fiscal year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal No. 3	Approval of the Company’s Amended and Restated Stock Option and Restricted Stock Plan.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal No. 4	Approval of the ratification of certain Consulting Agreements and the equity compensation arrangements under the Consulting Agreements.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.
PLEASE DATE, SIGN AND MAIL PROXY CARD IN THE ENCLOSED ENVELOPE

Signature of Common Stockholder(s):______________________________  Dated:__________, 2005

Signature of Common Stockholder(s):______________________________  Dated:__________, 2005

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY
— PREFERRED STOCK

PATIENT SAFETY TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 17, 2005

The undersigned hereby appoints Milton “Todd” Ault III and Lynne Silverstein, or either of them, as attorneys and proxies to vote all the shares of Preferred Stock, par value $.33 per share, of Franklin Capital Corporation (the “Company”), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of October 3, 2005, at the Company’s Annual Meeting of Stockholders, to be held at the Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401 , on November 17, 2005 at 10:00 a.m., and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted “FOR” the election of all of the nominees in items 1 and 2 and “FOR” item 3 below, each of said items being more fully described in the notice of meeting and accompanying proxy statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Annual Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted “FOR” adjournment.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

PLEASE INDICATE VOTES ON OPPOSITE SIDE OF THE CARD

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

Proposal No. 1
Approval of the election of (01) Alice M. Campbell and (02) Herbert Langsam as Class II Directors to hold office for a three-year term expiring in 2008, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, in accordance with the Company’s bylaws, as amended.

FOR the nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all the nominee(s) listed
[ ]	[ ]

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Proposal No. 2
Approval of the ratification of the appointment by the Board of Directors of the Company of Rothstein, Kass & Company, P.C. to serve as independent auditors for the fiscal year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal No. 3	Approval of the Company’s Amended and Restated Stock Option and Restricted Stock Plan.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal No. 4	Approval of the ratification of certain Consulting Agreements and the equity compensation arrangements under the Consulting Agreements.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.
PLEASE DATE, SIGN AND MAIL PROXY CARD IN THE ENCLOSED ENVELOPE

Signature of Common Stockholder(s):______________________________  Dated:__________, 2005

Signature of Common Stockholder(s):______________________________  Dated:__________, 2005

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.